BEFORE THE PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA Order Instituting Investigation on the Commission’s Own Motion into the Rates, Operations, Practices, Services and Facilities of Southern California Edison Company and San Diego Gas and Electric Company Associated with the San Onofre Nuclear Generating Station Units 2 and 3. Investigation 12-10-013 (Filed October 25, 2012) And Related Matters. Application 13-01-016 Application 13-03-005 Application 13-03-013 Application 13-03-014 JOINT SUBMISSION OF SOUTHERN CALIFORNIA EDISON COMPANY (U 338-E), SAN DIEGO GAS & ELECTRIC COMPANY (U 902-E), THE UTILITY REFORM NETWORK, THE OFFICE OF RATEPAYER ADVOCATES, FRIENDS OF THE EARTH, AND THE COALITION OF CALIFORNIA UTILITY EMPLOYEES OF AMENDED SETTLEMENT AGREEMENT IN COMPLIANCE WITH ASSIGNED COMMISSIONER AND ADMINISTRATIVE LAW JUDGES’ RULING J. ERIC ISKEN WALKER A. MATTHEWS, III RUSSELL A. ARCHER Southern California Edison Company 2244 Walnut Grove Avenue Post Office Box 800 Rosemead, CA 91770 Telephone: (626) 302-6879 Facsimile: (626) 302-3990 E-mail: Walker.Matthews@sce.com HENRY WEISSMANN EMILY B. VIGLIETTA Munger, Tolles & Olson LLP 355 South Grand Avenue, 35th Floor Los Angeles, CA 90071 Telephone: (213) 683-9150 Facsimile: (213) 683-5150 E-mail: Henry.Weissmann@mto.com Attorneys for SOUTHERN CALIFORNIA EDISON COMPANY

EMMA D. SALUSTRO Attorney for SAN DIEGO GAS & ELECTRIC COMPANY 101 Ash Street, Suite 1200 San Diego, CA 92101-3017 Telephone: (619) 696-4328 Facsimile: (619) 699-5027 E-mail: esalustro@semprautilities.com MATTHEW FREEDMAN Attorney for THE UTILITY REFORM NETWORK 785 Market Street, 14th floor San Francisco, CA 94103 Telephone: (415) 929-8876 x304 E-mail: matthew@turn.org GREGORY HEIDEN Attorney for OFFICE OF RATEPAYER ADVOCATES California Public Utilities Commission 505 Van Ness Avenue San Francisco, CA 94102 Telephone: (415) 355-5539 Facsimile: (415) 703-2262 E-mail: gregory.heiden@cpuc.ca.gov LAURENCE G. CHASET Attorney for FRIENDS OF THE EARTH Keyes, Fox & Wiedman LLP 436 14th Street, Suite 1305 Oakland, CA 94612 Telephone: (510) 314-8386 Facsimile: (510) 225-3848 E-mail: lchaset@keyesandfox.com JAMIE L. MAULDIN Attorney for COALITION OF CALIFORNIA UTILITY EMPLOYEES Adams Broadwell Joseph & Cardozo 601 Gateway Boulevard, Suite 1000 South San Francisco, CA 94080 Telephone: (650) 589-1660 Facsimile: (650) 589-5062 E-mail: jmauldin@adamsbroadwell.com Dated: September 24, 2014

Pursuant to Ordering Paragraph 4 of the September 5, 2014 "Assigned Commissioner and Administrative Law Judges' Ruling Requesting Settling Parties to Adopt Modifications to Proposed Settlement Agreement" ("Ruling"), Southern California Edison Company ("SCE"), San Diego Gas & Electric Company ("SDG&E"), the Office of Ratepayer Advocates ("ORA"),[1] The Utility Reform Network ("TURN"), Friends of the Earth ("FOE"), and the Coalition of California Utility Employees ("CUE") (collectively, the "Settling Parties") jointly submit the Amendment to the SONGS OII Settlement Agreement ("Amendment"), which is appended as Exhibit A hereto. In addition, the Amended and Restated Settlement Agreement is appended as Exhibit B hereto.

To facilitate review of the Amendment, the Settling Parties provide the following summary.[2] This summary does not include immaterial typographical or grammatical corrections.

Title page, Preamble, Title to Part IV, Title to Part VI	Adds "Amended and Restated"	Reflects incorporation of the Amendment
Title Page, Preamble, 1.1, 2.38, 4.10(b), Signatory blocks in Part VII	Adds "FOE" and "CUE"	Reflects status of FOE and CUE as Settling Parties
Preamble	Extends date on which Settling Parties may terminate to 90 days following submission of Amended and Restated Agreement	Extension of termination date necessary in light of continued pendency of the Settling Parties' Joint Motion

[1] Although ORA was known as the Division of Ratepayer Advocates for most of this proceeding, this Response refers to it as "ORA" throughout.

[2] In case of conflict, the terms of the Amended and Restated Settlement Agreement control over the summary provided in this pleading.

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- 2 - Preamble Adds language stating that the document “amends and restates the original settlement agreement submitted to the Commission on April 3, 2014.” Reflects inclusion of Amendment in and restatement of the Settlement Agreement submitted April 3, 2014 1.6 (newly inserted) Adds description of FOE Reflects status of FOE as a Settling Party 1.7 (newly inserted) Adds description of CUE Reflects status of CUE as a Settling Party Former 1.6 (to be renumbered as 1.8) Deletes reference to “Friends of the Earth” and “the Coalition of California Utility Employees” from the list of parties that are not parties to this Agreement Reflects status of FOE and CUE as Settling Parties 3.49–3.52 (newly inserted) Adds that Settling Parties held a settlement conference on March 27, 2014; adds that Settling Parties filed and served a joint motion for adoption of the Agreement on April 3, 2014; adds that on September 5, 2014, Commissioner Florio and ALJs Darling and Dudney issued a ruling proposing modifications to the Agreement; adds that Settling Parties voluntarily agreed to adopt proposed modifications Adds factual background that has transpired since March 2014, settlement conference 3.53 (newly inserted) Adds that the general recitals provide factual background and that the Commission is not asked to confirm the general recitals as true Reflects clarification requested in Section 4.5 of the Assigned Commissioner Ruling (“ACR”) 4.4 Adds that if a Utility elects to finance regulatory assets with debt, then the Utility will credit ratepayers 50% of any savings reflected in the difference between the actual cost of financing and the amount yielded by applying the authorized rate of return; adds that the Utility will establish at least one balancing account to track this difference; adds that 50% of the balance shall be credited to BRBBA (for SCE) and NGBA (for SDG&E); adds subdivisions for clarity Reflects incorporation of the modification proposed in ACR Section 4.2

4.5(a), 4.6(a), 4.8(a)(i)(C), 4.8(a)(ii)(A), 4.8(a)(ii)(C), 4.9(j)(i), 4.9(j)(ii), 4.10(a), 4.10(b), 4.12, 4.15	Revises the date from the "last day of the month of the Effective Date" to the "last day of the month prior to the Effective Date"	Facilitates timely submission of advice letters pursuant to Article VI
4.6(c)	Revises the date from "after the Effective Date" to "after the last day of the month prior to the Effective Date"	Facilitates timely submission of advice letters pursuant to Article VI
4.9(h)	Adds that each Utility shall file one or more applications for the Commission to conduct a reasonableness review of 2014 SONGS O&M and non-O&M expenses, whether recovered in general rates or from the decommissioning trusts	Reflects clarification requested in ACR Section 4.5
4.9(k)	Adds that the agreed-upon formula for allocating company-wide expenses to SONGS will be described in the Utilities' Tier 2 Advice Letters filed pursuant to Section 6.1	Reflects incorporation of the modification proposed in ACR Section 4.4
4.10(b)	Adds that the balance will be subject to normal CPUC compliance review in the ERRA docket	Reflects clarification requested in ACR Section 4.5
4.11(a)	Revises the number and description of the memorandum accounts to be established by Utilities for netting litigation costs and recoveries; each Utility shall establish a NEIL Memorandum Account to track the litigation balance related to NEIL and subaccounts for the Outage Policy and other recoveries from NEIL	Reflects incorporation of modification proposed in ACR Section 4.1
4.11(b)	Replaces "either memorandum" with "any memorandum"	Reflects incorporation of modification proposed in ACR Section 4.11 to create different sharing formula for recoveries under NEIL Outage Policy and other recoveries from NEIL

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4.11(c)	Revises the allocation of recoveries so that the Utilities shall retain 5%, and the ratepayers shall receive 95%, of the negative balance in the memorandum subaccount for the NEIL Outage Policy; the Utilities shall retain 17.5%, and the ratepayers shall receive 82.5%, of the negative balance in the memorandum subaccount for all other NEIL recoveries; the Utilities shall retain 50%, and the ratepayers shall receive 50%, of the negative balance in the memorandum account for Mitsubishi recoveries	Reflects incorporation of modification proposed in ACR Section 4.1
4.11(f)	Adds a reference to an exception that states that CPUC may review SONGS Litigation Costs to ensure they are not exorbitant in relation to the recovery obtained	Reflects incorporation of the modification proposed in ACR Section 4.4
4.11(g)(ii)	Adds exception that states that CPUC may review SONGS Litigation Costs to ensure that they are not exorbitant in relation to the recovery obtained	Reflects incorporation of the modification proposed in ACR Section 4.4
4.11(i) (newly inserted)	Adds that Utilities shall submit to CPUC documentation of any final resolution of third-party litigation and documentation of SONGS Litigation Costs, subject to PUC § 583; adds that Utilities are not required to submit privileged documents; adds that CPUC may review such documents to ensure that ratepayers credits are accurately calculated, and to ensure that SONGS Litigation Costs are not exorbitant in relation to the recovery obtained	Reflects incorporation of the modification proposed in ACR Section 4.4
4.13	Revises the period to calculate credits to each Utility's respective ERRA account from "the first day of the month after the Effective Date to December 31, 2014" to "the first day of the month of the Effective Date to December 31, 2014"	Facilitates timely submission of advice letters pursuant to Article VI
4.16 (newly inserted)	Adds provisions regarding the funding of Greenhouse Gas Research, Development and Demonstration (RD&D) at the University of California	Reflects incorporation of modification proposed in ACR Section 4.3

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Former 4.16(b)(i) & (ii) (to be renumbered as 4.17(b)(i) & (ii))	Replaces the phrase "Commission shall find" to "Settling Parties agree"	Reflects clarification requested in ACR Section 4.5
5.2	Replaces former language with language that the Settling Parties intend that Commission adoption of this Agreement will "constitute a complete resolution of this OII and will have the effect set forth in Rule 12.5 of the Commission's Rules of Practice and Procedure"	Reflects clarification requested in ACR Section 4.5
6.3 (newly inserted)	Adds that Utilities shall file revised tariff sheets and Tier 2 Advice Letters that describe agreed-upon formula for allocating company-wide expenses to SONGS, and that include documentation of any revised calculations of the revenue requirement for CWIP based on changes in the Authorized Cost of Debt and Authorized Cost of Preferred Stock	Reflects incorporation of the modification proposed in ACR Section 4.4

Respectfully Submitted,

Date: September 24, 2014

J. ERIC ISKEN
WALKER A. MATTHEWS
RUSSELL A. ARCHER
HENRY WEISSMANN
EMILY B. VIGLIETTA

/s/ Henry Weissmann
By: Henry Weissmann

Attorneys for
SOUTHERN CALIFORNIA EDISON COMPANY

Date: September 24, 2014

MATTHEW FREEDMAN
/s/ Matthew Freedman

Attorney for
THE UTILITY REFORM NETWORK

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- 6 - Date: September 24, 2014 GREGORY HEIDEN /s/ Gregory Heiden Attorney for OFFICE OF RATEPAYER ADVOCATES Date: September 24, 2014 EMMA D. SALUSTRO /s/ Emma D. Salustro By: Emma D. Salustro Attorney for SAN DIEGO GAS & ELECTRIC COMPANY Date: September 24, 2014 LAURENCE G. CHASET /s/ Laurence G. Chaset By: Laurence G. Chaset Attorney for FRIENDS OF THE EARTH Date: September 24, 2014 JAMIE L. MAULDIN /s/ Jamie L. Mauldin By: Jamie L. Mauldin Attorney for COALITION OF CALIFORNIA UTILITY EMPLOYEES

Exhibit A Amendment to the Settlement Agreement

24557113.4 1 AMENDMENT TO SONGS OII SETTLEMENT AGREEMENT This Amendment to the SONGS OII Settlement Agreement (this “Amendment”) is entered into as of September 23, 2014, by and among Southern California Edison Company, San Diego Gas & Electric Company, The Utility Reform Network, the Office of Ratepayer Advocates, the Coalition of California Utility Employees, and Friends of the Earth (collectively, the “Settling Parties”). WHEREAS, Southern California Edison Company, San Diego Gas & Electric Company, The Utility Reform Network, and the Office of Ratepayer Advocates entered into a settlement agreement (the “Agreement”) on March 27, 2014, as a compromise of all claims, allegations, and liabilities in the Order Instituting Investigation Regarding San Onofre Nuclear Generating Station Units 2 and 3, I.12-10-013, and all proceedings that have been consolidated therewith (including A. 13-01-016, A. 13-03-005, A. 13-03-013, and A. 13-03-014); WHEREAS, on April 3, 2014, the Settling Parties signed an agreement adding the Coalition of California Utility Employees and Friends of the Earth to the Agreement; and WHEREAS, the Settling Parties now agree to amend the Agreement to reflect the addition of the Coalition of California Utility Employees and Friends of the Earth to the Agreement, to restate the Agreement, and to reflect the modifications proposed by Commissioner Florio and ALJs Darling and Dudney in their ruling issued on September 5, 2014; NOW THEREFORE, the Settling Parties agree as follows: I. AMENDMENTS TO AGREEMENT 1.1. The title of the Agreement as it appears on the title page and page one of the Agreement, “SONGS OII SETTLEMENT AGREEMENT BETWEEN SOUTHERN CALIFORNIA EDISON COMPANY, SAN DIEGO GAS & ELECTRIC COMPANY, THE OFFICE OF RATEPAYER ADVOCATES, AND THE UTILITY REFORM NETWORK” is hereby amended and restated in its entirety to read as follows: SONGS OII AMENDED AND RESTATED SETTLEMENT AGREEMENT BETWEEN SOUTHERN CALIFORNIA EDISON COMPANY, SAN DIEGO GAS & ELECTRIC COMPANY, THE OFFICE OF RATEPAYER ADVOCATES, THE UTILITY REFORM NETWORK, FRIENDS OF THE EARTH, AND THE COALITION OF CALIFORNIA UTILITY EMPLOYEES 1.2. The first three paragraphs of the Agreement are hereby amended and restated in their entirety to read as follows: Southern California Edison Company (“SCE”), San Diego Gas & Electric Company (“SDG&E”), the Office of Ratepayer Advocates (“ORA”), The Utility Reform Network (“TURN”), Friends of the Earth (“FOE”), and the Coalition of California Utility Employees

24557113.4 2 (“CUE”) (hereinafter collectively referred to as the “Settling Parties”) agree to settle all claims, allegations, and liabilities in the Order Instituting Investigation Regarding San Onofre Nuclear Generating Station Units 2 and 3, I.12-10-013, and all proceedings that have been consolidated therewith (including A. 13-01-016, A. 13-03-005, A. 13-03-013, and A. 13-03-014) (the “OII”), on the following terms and conditions, which shall only become effective on the Effective Date (as defined below). This amended and restated settlement agreement (“Agreement”) is entered into as a compromise of disputed claims in order to minimize the time, expense, and uncertainty of further regulatory proceedings. ORA, TURN, FOE, and CUE agree to the following terms and conditions as a complete and final resolution of all claims against SCE and SDG&E in the OII, and SCE and SDG&E agree to these terms and conditions as a complete and final resolution of the OII. This Agreement constitutes the sole agreement between the Settling Parties concerning the subject matter of this Agreement. As explained herein, the Settling Parties shall jointly submit this Agreement to the California Public Utilities Commission (“Commission” or “CPUC”) for approval. If the Effective Date does not occur within 90 days following the date of submission to the Commission, the Agreement shall be subject to termination by any of the Settling Parties upon written notice to the other Settling Parties. This document amends and restates the original settlement agreement submitted to the Commission on April 3, 2014. 1.3. Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows: The parties to this Agreement are SCE, SDG&E, TURN, ORA, FOE, and CUE. 1.4. The Agreement is hereby amended by adding Section 1.6 to the Agreement in the appropriate numerical location, to read as follows: FOE is an advocacy organization whose mission is to protect the environment and promote the sustainable use of the planet’s resources. 1.5. The Agreement is hereby amended by adding Section 1.7 to the Agreement in the appropriate numerical location, to read as follows: CUE is a coalition of unions whose members are employed at California electric utilities. 1.6. Former Section 1.6 of the Agreement (to be renumbered as Section 1.8) is hereby amended and restated in its entirety to read as follows: The following entities have filed motions seeking party status in the OII, but are not parties to this Agreement: Women’s Energy Matters, the Alliance for Nuclear Responsibility, the Coalition to Decommission San Onofre, Ruth Henricks, the World Business Academy, the National Asian American Coalition, the Latino Business Chamber of Greater Los Angeles, the Ecumenical Center for Black Church Studies, the Chinese American Institute for Empowerment, the Nevada Hydro Company, Inc., City of Riverside, the Clean Coalition, the Western Power Trading Forum, the Direct Access Customer Coalition, the Alliance for Retail Energy Markets,

24557113.4 3 Southern California Gas Company, Distributed Energy Consumer Advocates, the Utility Consumers’ Action Network, the Independent Energy Producers Association, the California Cogeneration Council, Noble Americas Energy Solutions LLC, Amerinet, Inc., Public Agency Coalition, and the State of California. 1.7. Section 2.17(c) of the Agreement is hereby amended to replace the word “Attorneys” with the word “Attorney’s.” 1.8. Section 2.38 of the Agreement is hereby amended and restated in its entirety to read as follows: Settling Parties/Settling Party: SCE, SDG&E, ORA, TURN, FOE, and CUE, or any of them. 1.9. The Agreement is hereby amended by adding Section 3.49 to the Agreement in the appropriate numerical location, to read as follows: On March 27, 2014, the Settling Parties held a settlement conference in accordance with Rule 12.1(b) of the Commission’s Rules of Practice and Procedure. 1.10. The Agreement is hereby amended by adding Section 3.50 to the Agreement in the appropriate numerical location, to read as follows: On April 3, 2014, the Settling Parties filed and served a Joint Motion for Adoption of Settlement Agreement. 1.11. The Agreement is hereby amended by adding Section 3.51 to the Agreement in the appropriate numerical location, to read as follows: In a ruling issued on September 5, 2014, Commissioner Florio and ALJs Darling and Dudney proposed several modifications to the settlement agreement filed on April 3, 2014. 1.12. The Agreement is hereby amended by adding Section 3.52 to the Agreement in the appropriate numerical location, to read as follows: The Settling Parties have voluntarily agreed to adopt the proposed modifications, and those modifications are reflected in this Agreement. 1.13. The Agreement is hereby amended by adding Section 3.53 to the Agreement in the appropriate numerical location, to read as follows: The General Recitals described in Sections 3.1 through 3.52 provide factual background for this Agreement, and the Commission is not asked to confirm the General Recitals as true. 1.14. The title of Part IV of the Agreement is hereby amended and restated in its entirety to read as follows: AMENDED AND RESTATED SETTLEMENT AGREEMENT TERMS AND CONDITIONS

24557113.4 4 1.15. Section 4.4 of the Agreement is hereby amended and restated in its entirety to read as follows: 4.4 Financing (a) At its option, each Utility may select to exclude the regulatory assets to be amortized pursuant to this Agreement when measuring each Utility’s ratemaking capital structure for any purpose. In other words, the regulatory assets may be financed solely with debt, and the capital supporting these assets will not be recognized in determining each Utility’s ratemaking capital structure, if the Utility so chooses. If a Utility selects this option and elects to finance the regulatory assets with debt: (i) Except as provided in Section 4.4(a)(ii), the financing of the regulatory assets with debt will not affect the rates of return calculated as set forth in Section 4.3 and will not be used to establish the Utility’s cost of capital; and (ii) The Utility will credit ratepayers 50% of the savings reflected in the difference between the actual cost of financing the regulatory assets and the amount yielded by applying the rate of return calculated pursuant to 4.3(c), as the same may be updated from time to time. The Utility will establish one or more balancing accounts to track this difference. Fifty percent of any balance in the account shall be credited to BRRBA (for SCE) or NGBA (for SDG&E) annually. (b) In addition, if a Utility selects this option, the Settling Parties will support exclusion, prospectively from the date of financing the regulatory assets, of the capital financing of these regulatory assets in determining the Utility’s overall AFUDC rate calculation at both the CPUC and FERC. 1.16. Section 4.5(a) of the Agreement is hereby amended and restated in its entirety to read as follows: Each Utility’s respective share of the M&S Investment as of the last day of the month prior to the Effective Date shall be amortized as a regulatory asset ratably over the amortization period set forth for Base Plant in Section 4.3(b)(i) of this Agreement, and shall earn a rate of return during that amortization period equal to the rate set forth for Base Plant in Section 4.3(c) of this Agreement. 1.17. Section 4.6(a) of the Agreement is hereby amended and restated in its entirety to read as follows: The Nuclear Fuel Investment as of the last day of the month prior to the Effective Date shall be amortized as a regulatory asset ratably over the amortization period set forth for Base Plant in Section 4.3(b)(i) of this Agreement.

24557113.4 5 1.18. Section 4.6(c) of the Agreement is hereby amended and restated in its entirety to read as follows: The Settling Parties agree that, as of the date of execution of this Agreement, SCE still has outstanding alleged contractual obligations to purchase nuclear fuel. The Settling Parties further agree that Fuel Cancellation Costs incurred after the last day of the month prior to the Effective Date will be added to the regulatory asset described in Section 4.6(a) of this Agreement (i.e., the Nuclear Fuel Investment) as those costs are incurred. 1.19. Section 4.8(a)(i)(C) of the Agreement is hereby amended and restated in its entirety to read as follows: The Cancelled CWIP balance (including the AFUDC amount) as of the last day of the month prior to the Effective Date shall be amortized as a regulatory asset ratably over the amortization period set forth for Base Plant in Section 4.3(b)(i) of this Agreement. 1.20. Section 4.8(a)(ii)(A) of the Agreement is hereby amended and restated in its entirety to read as follows: An AFUDC amount for the Completed CWIP balance will be applied from the date of the first recorded amount of Completed CWIP until the last day of the month prior to the Effective Date. The AFUDC rate will be as follows: 1.21. Section 4.8(a)(ii)(C) of the Agreement is hereby amended and restated in its entirety to read as follows: The Completed CWIP balance (including all accumulated AFUDC) as of the last day of the month prior to the Effective Date shall be amortized as a regulatory asset ratably starting on the date on which the associated asset was placed into service or the Effective Date (whichever is earlier) and ending on February 1, 2022. 1.22. Section 4.9(h) of the Agreement is hereby amended and restated in its entirety to read as follows: Each Utility shall file one or more applications for the Commission to conduct a reasonableness review of recorded 2014 SONGS-related O&M or non-O&M expenses (including both Non- O&M Expenses and Non-O&M Balancing Account Expenses), whether recovered in general rates or from the Nuclear Decommissioning Trusts. 1.23. Section 4.9(j)(i) of the Agreement is hereby amended and restated in its entirety to read as follows: On the last day of the month prior to the Effective Date, each Utility shall calculate the difference between recorded and provisionally authorized amounts of SONGS-related O&M and non-O&M expenses during the time period from January 1, 2014, until the last day of available recorded cost data in 2014. If the provisionally authorized revenue requirement for such costs during this time period exceeds the recorded amount of such costs during this time period, the Utilities shall refund to ratepayers the difference between the amounts provisionally authorized

24557113.4 6 and the amounts recorded, with such refund to be effectuated per the refund mechanism set forth in Section 4.12 of this Agreement. 1.24. Section 4.9(j)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows: On the last day of the month prior to the Effective Date, each Utility shall also calculate a forecast of SONGS-related O&M and non-O&M expenses for the time period from the last day of available recorded cost data in 2014 until December 31, 2014. If the provisionally authorized revenue requirement for such costs during this time period exceeds the forecasted amounts of such costs during this time period, the Utilities shall refund to ratepayers the difference between the amounts provisionally authorized and the amounts forecasted as the excess revenue is received, with such refund to be effectuated as a credit to SCE’s ERRA account and SDG&E’s NGBA. 1.25. Section 4.9(k) of the Agreement is hereby amended and restated in its entirety to read as follows: In determining the provisionally authorized revenue requirement for Non-O&M Expenses pursuant to Sections 4.9(b), 4.9(g), 4.9(i), and 4.9(j) of this Agreement, the Utilities shall utilize a formula agreeable to all Settling Parties for allocating company-wide expenses to SONGS, which will be described in the Utilities’ Tier 2 Advice Letters filed pursuant to Section 6.1. 1.26. Section 4.10(a) of the Agreement is hereby amended and restated in its entirety to read as follows: The Utilities will recover in rates the full amount of any costs designated as SONGS “replacement power costs,” SONGS “replacement energy costs,” or “net SONGS costs” incurred to purchase power in the market from January 1, 2012, until the last day of the month prior to the Effective Date. 1.27. Section 4.10(b) of the Agreement is hereby amended and restated in its entirety to read as follows: The Utilities will recover in rates the entire SONGS-related portion of the under-collected balance in each Utility’s respective ERRA account as of the last day of the month prior to the Effective Date, subject to normal CPUC compliance review in the ERRA docket (i.e., review of the Utilities’ Quarterly Compliance Reports and compliance with the Least-Cost Dispatch Standard). Subject to such review, the SONGS-related under-collected balances in each Utility’s respective ERRA accounts shall be amortized over a period beginning on the first day of the month (or the nearest date practicable) following the Effective Date and ending no later than December 31, 2015. Although nothing in this Agreement shall limit TURN, ORA, FOE, or CUE’s ability to challenge the eligibility of the non-SONGS-related portion of either Utility’s under-collected ERRA balance for cost recovery, neither TURN, ORA, FOE, or CUE shall oppose either Utility’s request to amortize by December 31, 2015 any portion of the under- collected balance found by the CPUC to be eligible for recovery.

24557113.4 7 1.28. Section 4.11 of the Agreement (including all of the Section’s subdivisions) is hereby amended and restated in its entirety to read as follows: 4.11. SONGS Litigation Balance (a) The SONGS Litigation Balance shall be determined by netting SONGS Litigation Costs from SONGS Litigation Recoveries. The mechanism for netting SONGS Litigation Costs from SONGS Litigation Recoveries shall be to establish memorandum accounts. In order to account for all recorded costs booked since January 31, 2012, each Utility shall establish memorandum accounts as of January 31, 2012. Each Utility shall establish the following memorandum accounts (or sub-accounts): (i) Each Utility shall establish one memorandum account for netting costs and recoveries related to NEIL (the “NEIL Memorandum Account”). Every year, the Utilities shall record all SONGS Litigation Costs related to pursuing recovery and planning to pursue recovery from NEIL and all SONGS Litigation Recoveries received from NEIL in this memorandum account. (ii) Each Utility shall establish one memorandum subaccount to record the SONGS Litigation Balance attributable to the NEIL Outage Policy (the “NEIL Outage Memorandum Subaccount”). (iii) Each Utility shall establish one memorandum subaccount to record the SONGS Litigation Balance attributable to all other recoveries from NEIL (the “NEIL Other Recoveries Memorandum Subaccount”). (iv) Each Utility shall establish one memorandum account for netting costs and recoveries related to Mitsubishi (the “Mitsubishi Memorandum Account”). Every year, the Utilities shall record all SONGS Litigation Costs related to pursuing recovery and planning to pursue recovery from Mitsubishi and all SONGS Litigation Recoveries received from Mitsubishi in this memorandum account. (b) If there is a positive balance (i.e., SONGS Litigation Costs in excess of SONGS Litigation Recoveries) in any memorandum account at the end of a given year, the positive balance will be carried over to the next year. If there is a negative balance (i.e., SONGS Litigation Costs are less than SONGS Litigation Recoveries) in any memorandum account as of December 31, 2014, or at the end of any subsequent year, each Utility shall distribute to ratepayers their portion of the SONGS Litigation Recoveries as determined by the sharing formula in Section 4.11(c) of this Agreement. These amounts shall be distributed to ratepayers pursuant to the distribution method set forth in Section 4.11(d) of this Agreement. The Utilities’ portion of the SONGS Litigation Recoveries, as determined by the sharing formula in Section 4.11(c) of this Agreement, shall be retained by the Utilities at the time the ratepayers’ portions are distributed.

24557113.4 8 Negative balances shall not carry over from one year to the next; instead, the account balance shall be reset to zero on the first of the year following any distribution of SONGS Litigation Recoveries pursuant to this Section of the Agreement. (c) The SONGS Litigation Balance shall be shared between the Utilities and the ratepayers according to the following formulas: (i) The negative balance in the NEIL Memorandum Account will be transferred to the NEIL Outage Memorandum Subaccount and the NEIL Other Recoveries Memorandum Subaccount, reflecting the allocation of SONGS Litigation Recoveries between the NEIL Outage Policy and other recoveries from NEIL. (ii) The negative balance in the NEIL Outage Memorandum Subaccount shall be shared as follows: (A) The Utilities shall retain 5% of the balance (B) The Utilities shall distribute to ratepayers 95% of the balance (iii) The negative balance in the NEIL Other Recoveries Memorandum Subaccount shall be shared as follows: (A) The Utilities shall retain 17.5% of the balance (B) The Utilities shall distribute to ratepayers 82.5% of the balance (iv) The negative balance in the Mitsubishi Memorandum Account shall be shared as follows: (A) The Utilities shall retain 50% of the balance (B) The Utilities shall distribute to ratepayers 50% of the balance (d) Any amounts to be distributed to ratepayers pursuant to Section 4.11(b) of this Agreement shall be distributed pursuant to the following distribution mechanism: (i) The ratepayers’ portion of the SONGS Litigation Balance recovered from NEIL shall be distributed to ratepayers via a credit to each Utility’s respective ERRA account. (ii) The first $282 million of SONGS Litigation Balance recovered from Mitsubishi that is distributed to SCE ratepayers pursuant to Section 4.11(b) of this Agreement shall be distributed via a credit to SCE’s BRRBA.

24557113.4 9 (iii) The first $71 million of SONGS Litigation Balance recovered from Mitsubishi that is distributed to SDG&E ratepayers pursuant to Section 4.11(b) of this Agreement shall be distributed via a credit to SDG&E’s NGBA. (iv) The ratepayers’ portion of any further SONGS Litigation Balance recovered from Mitsubishi shall be distributed to ratepayers as follows: (A) First, by reducing the regulatory assets described in Sections 4.3(b), 4.8(a), 4.5(a), and 4.6(a) of this Agreement, in the order listed. The effect of the reduction to these regulatory assets shall be to decrease the yearly amount of the revenue requirement for each regulatory asset. This reduction to regulatory assets shall not affect the amortization period for the regulatory assets described in Sections 4.3(b), 4.8(a), 4.5(a), and 4.6(a) of this Agreement. (B) Second, any remaining amounts shall be distributed via a credit to SCE’s BRRBA and SDG&E’s NGBA. (e) In consideration of the Utilities retaining SONGS Litigation Recoveries to the extent of the SONGS Litigation Costs, the Utilities shall remove all SONGS Litigation Costs booked in the memorandum accounts described in Section 4.11(a) of this Agreement from the recorded costs used to develop future general rate case forecasts. Nothing in this Agreement shall preclude the Settling Parties from making any arguments in either Utility’s general rate cases regarding costs used to develop general rate case forecasts. (f) In consideration of the sharing of net SONGS Litigation Recoveries, the Utilities shall have complete discretion to settle, compromise, or otherwise resolve claims against NEIL and/or Mitsubishi in any manner and whenever the Utilities determine, in the exercise of their business judgment, without prior or subsequent review or approval, disapproval, or disallowance by the CPUC or any parties to this OII, except as provided in 4.11(g)(ii)(y). (g) The Utilities shall promptly notify the CPUC of any such settlement, compromise, or other resolution of their claims against NEIL or MHI, provided, however, that: (i) The Utilities may provide such notification in a manner that preserves the confidentiality thereof insofar as may be reasonably necessary to further the Utilities’ flexibility to settle, compromise, or otherwise resolve such claims; and (ii) The CPUC shall not review the reasonableness or prudence of the Utilities’ litigation, settlement, compromise, or other resolution of such claims and shall not impose any ratemaking adjustment in respect of such claims except (x) as expressly provided in this Agreement, and (y) the CPUC may review SONGS Litigation Costs to ensure they are not exorbitant in relation to the recovery obtained.

24557113.4 10 (h) The Utilities shall each use their best efforts to provide all Settling Parties with advance notice of any such settlement, compromise, or other resolution of their claims against NEIL or MHI, to the extent possible under the circumstances and the terms of any agreement with NEIL or MHI, before the Utilities notify the CPUC or otherwise make public the agreement. (i) The Utilities shall submit to the CPUC documentation of any final resolution of third-party litigation and documentation of SONGS Litigation Costs. The Utilities may submit such documentation subject to Public Utilities Code §583. Further, the Utilities are not required to submit privileged documents. The CPUC may review such documents to ensure that ratepayer credits are accurately calculated, and to ensure that the SONGS Litigation Costs are not exorbitant in relation to the recovery obtained. 1.29. Section 4.12 of the Agreement is hereby amended and restated in its entirety to read as follows: Any amounts that the Utilities may be required to refund to ratepayers pursuant to Sections 4.2(b), 4.3(b)(ii), 4.9(b), 4.9(f), 4.9(g), 4.9(j)(i), and 4.9(j)(iv) of this Agreement shall be refunded via a reduction to each Utility’s respective under-collected ERRA balance as of the last day of the month prior to the Effective Date. This refund mechanism shall not change the amortization period set forth in Section 4.10(b) of this Agreement. 1.30. Section 4.13 of the Agreement is hereby amended and restated in its entirety to read as follows: For the period from the first day of the month of the Effective Date to December 31, 2014, the difference between the Capital-Related Revenue Requirement for SONGS assets provisionally authorized in Decision No. 12-11-051 and the revenue requirement for Base Plant, CWIP, M&S and Nuclear Fuel Investment shall be credited to each Utility’s respective ERRA account. To the extent the difference referenced in the prior sentence is calculated based on a forecast, a true-up will be recorded in ERRA in the first quarter of 2015 to reflect the actual difference. For the period from January 1, 2015 to the date of Utility implements new base rates pursuant to its next GRC decision, such difference will be credited to ERRA (for SCE) and NGBA (for SDG&E). 1.31. Section 4.15 of the Agreement is hereby amended and restated in its entirety to read as follows: Because this Agreement provides a ratemaking disposition for all costs recorded in SCE’s SONGSMA, SDG&E’s SONGSBA, and both Utilities’ SONGSOMA, these memorandum accounts will not be necessary after the last day of the month prior to the Effective Date and will be terminated by the Utilities as of that day. 1.32. The Agreement is hereby amended by adding Section 4.16 to the Agreement in the appropriate numerical location, to read as follows: 4.16. Greenhouse Gas (GHG) Research: Subject to the Commission’s approval of the Agreement,

24557113.4 11 (a) As part of their philanthropic programs, each of SCE and SDG&E agree to work with the University of California Energy Institute (or other existing UC entity, on one or more campuses, engaged in energy technology development) to create a Research, Development, and Demonstration (RD&D) program, whose goal would be to deploy new technologies, methodologies, and/or design modifications to reduce GHG emissions, particularly at current and future generating plants in California. (b) The RD&D program will operate for up to five years following the Commission’s approval of the Tier 2 Advice Letter described in section 4.16(e). (c) SCE will pledge and donate $4 million annually for five years, and SDG&E will pledge and donate $1 million annually for five years, so that the total amounts donated will be $5 million annually for five years. All such donations will be from shareholder funds. (d) Within 60 days of the Effective Date, the Utilities commit to host a meeting with UC representatives and other interested parties with the goal of crafting a Program Implementation Plan (PIP). The Commission’s Energy Division shall provide support in coordinating the meeting. (e) Within 30 days thereafter, the Utilities shall jointly file, and serve, a PIP via a Tier 2 Advice Letter that describes the process for implementation, a proposed schedule and budget, and expected results, applications, and demonstrations. (f) The Utilities will file, and serve, an annual report to the Energy Division to apprise the Commission of the program’s progress towards beta testing of developed technologies, methodologies, and/or design changes. 1.33. Former Section 4.16(b)(i) (to be renumbered as Section 4.17(b)(i)) of the Agreement is hereby amended and restated in its entirety to read as follows: The Settling Parties agree that SCE’s testimony in support of A. 13-03-005 conclusively established that the total cost of the SGRP was $612.1 million in 2004 dollars (100% share). The Settling Parties shall not take the position, in any proceeding whatsoever, that SCE spent more than $612.1 million (100% share, 2004$) on the SGRP. 1.34. Former Section 4.16(b)(ii) (to be renumbered as Section 4.17(b)(ii)) of the Agreement is hereby amended and restated in its entirety to read as follows: The Settling Parties agree that SCE’s testimony in support of A. 13-03-005 utilized appropriate inflation indexes to deflate the total cost of the SGRP from nominal dollars to 2004 dollars. This includes the use of the Handy-Whitman index for fabrication and construction costs and the Commission-approved nuclear decommissioning burial escalation rates for burial costs. The Settling Parties shall not take the position, in any proceeding whatsoever, that SCE used inappropriate inflation indexes in its testimony in support of A. 13-03-005.

24557113.4 12 1.35. Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows: In accordance with Rule 12.5, the Settling Parties intend that Commission adoption of this Agreement will constitute a complete resolution of this OII and will have the effect set forth in Rule 12.5 of the Commission’s Rules of Practice and Procedure. 1.36. The title of Part VI of the Agreement is hereby amended and restated in its entirety to read as follows: IMPLEMENTATION OF AMENDED AND RESTATED SETTLEMENT AGREEMENT 1.37. The Agreement is hereby amended by adding Section 6.3 to the Agreement in the appropriate numerical location, to read as follows: The Utilities shall include in the filing of the revised tariff sheets (pursuant to Section 6.1) and the Tier 2 Advice Letters (pursuant to Section 6.2), a description of the agreed-upon formula referred to in Section 4.9(k) for allocating company-wide expenses to SONGS. The Utilities shall also include, in the filing of the revised tariff sheets (pursuant to Section 6.1) and the Tier 2 Advice Letters (pursuant to Section 6.2), documentation of any revised calculations of the revenue requirement for CWIP referred to in Section 4.8 based on changes in the Authorized Cost of Debt and Authorized Cost of Preferred Stock. 1.38. The paragraph in Part VII of the Agreement that reads, “IN WITNESS WHEREOF, the Settling Parties have duly executed this Agreement. This Agreement is executed in four counterparts, each of which shall be deemed an original. The undersigned represent that they are authorized to sign on behalf of the party represented.” is hereby amended and restated in its entirety to read as follows: IN WITNESS WHEREOF, the Settling Parties have duly executed this Agreement. This Agreement is executed in six counterparts, each of which shall be deemed an original. The undersigned represent that they are authorized to sign on behalf of the party represented. 1.39. The Agreement is hereby amended by adding signature boxes for FOE and CUE. II. CONDITIONS TO EFFECTIVENESS 2.1. This Amendment shall become effective immediately upon execution by the Settling Parties. III. EXECUTION IN WITNESS WHEREOF, the Settling Parties have duly executed this Amendment. This Amendment is executed in six counterparts, each of which shall be deemed an original. The undersigned represent that they are authorized to sign on behalf of the party represented.

Exhibit B Amended and Restated Settlement Agreement

24516122.9 BEFORE THE PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA Order Instituting Investigation on the Commission’s Own Motion into the Rates, Operations, Practices, Services and Facilities of Southern California Edison Company and San Diego Gas & Electric Company Associated with the San Onofre Nuclear Generating Station Units 2 and 3. Investigation 12-10-013 (Filed October 25, 2012) And Related Matters. Application 13-01-016 Application 13-03-005 Application 13-03-013 Application 13-03-014 SONGS OII AMENDED AND RESTATED SETTLEMENT AGREEMENT BETWEEN SOUTHERN CALIFORNIA EDISON COMPANY, SAN DIEGO GAS & ELECTRIC COMPANY, THE OFFICE OF RATEPAYER ADVOCATES, THE UTILITY REFORM NETWORK, FRIENDS OF THE EARTH, AND THE COALITION OF CALIFORNIA UTILITY EMPLOYEES Dated: September 23, 2014

24516122.9 1 SONGS OII AMENDED AND RESTATED SETTLEMENT AGREEMENT BETWEEN SOUTHERN CALIFORNIA EDISON COMPANY, SAN DIEGO GAS & ELECTRIC COMPANY, THE OFFICE OF RATEPAYER ADVOCATES, THE UTILITY REFORM NETWORK, FRIENDS OF THE EARTH, AND THE COALITION OF CALIFORNIA UTILITY EMPLOYEES Southern California Edison Company (“SCE”), San Diego Gas & Electric Company (“SDG&E”), the Office of Ratepayer Advocates (“ORA”), The Utility Reform Network (“TURN”), Friends of the Earth (“FOE”), and the Coalition of California Utility Employees (“CUE”) (hereinafter collectively referred to as the “Settling Parties”) agree to settle all claims, allegations, and liabilities in the Order Instituting Investigation Regarding San Onofre Nuclear Generating Station Units 2 and 3, I.12-10-013, and all proceedings that have been consolidated therewith (including A. 13-01-016, A. 13-03-005, A. 13-03-013, and A. 13-03-014) (the “OII”), on the following terms and conditions, which shall only become effective on the Effective Date (as defined below). This amended and restated settlement agreement (“Agreement”) is entered into as a compromise of disputed claims in order to minimize the time, expense, and uncertainty of further regulatory proceedings. ORA, TURN, FOE, and CUE agree to the following terms and conditions as a complete and final resolution of all claims against SCE and SDG&E in the OII, and SCE and SDG&E agree to these terms and conditions as a complete and final resolution of the OII. This Agreement constitutes the sole agreement between the Settling Parties concerning the subject matter of this Agreement. As explained herein, the Settling Parties shall jointly submit this Agreement to the California Public Utilities Commission (“Commission” or “CPUC”) for approval. If the Effective Date does not occur within 90 days following the date of submission to the Commission, the Agreement shall be subject to termination by any of the Settling Parties upon written notice to the other Settling Parties. This document amends and restates the original settlement agreement submitted to the Commission on April 3, 2014. I. THE PARTIES 1.1. The parties to this Agreement are SCE, SDG&E, TURN, ORA, FOE and CUE. 1.2. SCE is an investor owned public utility in the State of California and is subject to the jurisdiction of the Commission with respect to providing electric service to its customers. 1.3. SDG&E is an investor owned public utility in the State of California and is subject to the jurisdiction of the Commission with respect to providing electric service to its customers. 1.4. ORA is an independent division of the Commission whose statutory mission is to obtain the lowest possible rate for service consistent with reliable and safe service levels. In fulfilling this goal, ORA also advocates for customer and environmental protections.

24516122.9 2 1.5. TURN is an independent, non-profit consumer advocacy organization that represents the interests of residential and small commercial utility customers. 1.6. FOE is an advocacy organization whose mission is to protect the environment and promote the sustainable use of the planet’s resources. 1.7. CUE is a coalition of unions whose members are employed at California electric utilities. 1.8. The following entities have filed motions seeking party status in the OII, but are not parties to this Agreement: Women’s Energy Matters, the Alliance for Nuclear Responsibility, the Coalition to Decommission San Onofre, Ruth Henricks, the World Business Academy, the National Asian American Coalition, the Latino Business Chamber of Greater Los Angeles, the Ecumenical Center for Black Church Studies, the Chinese American Institute for Empowerment, the Nevada Hydro Company, Inc., City of Riverside, the Clean Coalition, the Western Power Trading Forum, the Direct Access Customer Coalition, the Alliance for Retail Energy Markets, Southern California Gas Company, Distributed Energy Consumer Advocates, the Utility Consumers’ Action Network, the Independent Energy Producers Association, the California Cogeneration Council, Noble Americas Energy Solutions LLC, Amerinet, Inc., Public Agency Coalition, and the State of California. II. DEFINITIONS 2.1. AFUDC: Allowance for Funds Used During Construction. 2.2. Agreement: This document and any appendices. 2.3. ALJ: Administrative Law Judge. 2.4. Authorized Cost of Debt: The rate of return on debt authorized by the CPUC for a given utility from time to time. This rate of return may change during any of the amortization periods set forth in this Agreement. 2.5. Authorized Cost of Preferred Stock: The rate of return on preferred stock authorized by the CPUC for a given utility from time to time. This rate may change during any of the amortization periods set forth in this Agreement. 2.6. Base Plant: The Net Book Value of all SONGS-related capital investments, except the SGRP, in the Utilities’ rate bases. (a) Base Plant includes the Net Book Value for all SONGS-related marine mitigation investments that the Utilities made in response to the California Coastal Commission’s directives to mitigate environmental impacts of SONGS, except the $22 million disallowed by the Commission in Decision No. 06-05-016. (b) Base Plant includes the Net Book Value for all SONGS-related NDBD&DD investments.

24516122.9 3 (c) Base Plant does not include an adjustment for cash working capital. (d) Base Plant does not include the M&S Investment. (e) Base Plant does not include the Nuclear Fuel Investment. 2.7. BRRBA: The generation sub-account of the Base Revenue Requirement Balancing Account, or its successor account. 2.8. Original Cost: The initial outlay for an investment, equal to the gross sum of all recorded direct and indirect expenditures associated with the capital investment. 2.9. Capital-Related Revenue Requirement: The total amount of revenue required by a utility to recover its capital investments and associated income and property taxes (including the effect of deferred taxes), including a return on those investments calculated in accordance with the utility’s authorized cost of capital and associated depreciation expenses computed in accordance with depreciation schedules authorized by the Commission. 2.10. Commission or CPUC: The California Public Utilities Commission. 2.11. Commission Approval: A decision of the Commission approving the Agreement in the form submitted without modification that has become final and is no longer subject to appeal. 2.12. Consolidated Proceedings: All proceedings that have been consolidated with the OII, including A. 13-01-016, A. 13-03-005, A. 13-03-013, and A. 13-03-014. 2.13. CWIP: CWIP means Construction Work In Progress or replacement projects (retirement work in progress or net salvage) recorded directly in accumulated depreciation. (a) Cancelled CWIP: The total Original Cost of CWIP associated with SONGS- related projects that began prior to the Effective Date but that will not enter service at any time after February 1, 2012. (b) Completed CWIP: The total Original Cost of CWIP associated with SONGS- related projects that began prior to the Effective Date and will enter service at any point after February 1, 2012, including all CWIP that will enter service after the Effective Date. 2.14. Effective Date: The day of the Commission’s decision adopting the ratemaking proposal set forth in this Agreement. 2.15. ERRA: Energy Resource Recovery Account, or its successor account. 2.16. FERC: Federal Energy Regulatory Commission.

24516122.9 4 2.17. Fuel Cancellation Costs: The total recorded costs (other than those costs that the Utilities are able to recover from the Nuclear Decommissioning Trusts) associated with cancelling SCE’s contracts entered into by SCE as the SONGS Operating Agent on behalf of itself and SDG&E to purchase nuclear fuel, including but not limited to the following costs: (a) Termination fees and other amounts paid to obtain a release of any obligations under fuel procurement contracts. (b) Amounts paid by SCE as Operating Agent for itself and on behalf of SDG&E to fuel procurement vendors pursuant to settlements, judgments, or arbitration awards related to disputes arising from SCE’s termination of alleged contractual obligations to purchase nuclear fuel. (c) Attorney’s fees and other litigation costs incurred on and after January 1, 2013 by SCE as Operating Agent for itself and on behalf of SDG&E in seeking to minimize its obligations under fuel procurement contracts through arbitrations, negotiations, and/or judicial or administrative proceedings. 2.18. Fuel Net Proceeds: The total proceeds of all sales of nuclear fuel, net of costs incurred by SCE as Operating Agent for itself and on behalf of SDG&E in order to sell such nuclear fuel, including but not limited to: (a) Costs incurred in order to store the nuclear fuel inventory pending the sale; and (b) Costs incurred in order to render the nuclear fuel saleable. 2.19. Incremental Inspection and Repair Costs: Those costs recorded by the Utilities as incremental expenses associated with SCE’s efforts to inspect and repair the damage at SONGS. This amount also includes the $11 million (100% share) in costs for inspection and repair of SONGS that SCE originally recorded as base O&M and subsequently re- classified as incremental O&M. 2.20. Mitsubishi: Mitsubishi Heavy Industries, Ltd., related entities such as Mitsubishi Nuclear Energy Systems and Mitsubishi Heavy Industries America Inc., and any third party who has insured or indemnified any of these entities for any amounts owed to the Utilities in respect of the replacement steam generators. 2.21. M&S Investment: The total Original Cost of materials and supplies investments associated with SONGS. 2.22. M&S Net Proceeds: The total proceeds of all sales of materials and supplies, net of costs incurred by SCE in order to sell such materials and supplies. 2.23. NDBD&DD: Nuclear Design Basis Documentation and Deferred Debits. NDBD costs are associated with SCE’s efforts to comply with the NRC’s mandate that SCE establish a nuclear design documentation system. DD costs are plant-related regulatory assets that

24516122.9 5 resolve accounting differences in capitalization policies between CPUC and FERC jurisdictions regarding the commercial operation of SONGS. 2.24. Net Book Value: Original Cost less the accumulated amortization and depreciation expenses, if any, associated with an investment. 2.25. NEIL: Nuclear Energy Insurance Limited. 2.26. NGBA: Non-fuel Generation Balancing Account, or its successor account. 2.27. Non-O&M Balancing Account Expenses: All SONGS-related expenses for pensions, post-retirement benefits other than pensions, and short-term incentive compensation that are not recorded in FERC accounts 517-532. 2.28. Non-O&M Expenses: All SONGS-related expenses recorded in FERC accounts 408, 924, 925, and 926 that are not: (a) Non-O&M Balancing Account Expenses; (b) Capitalized overhead; or (c) Recorded in FERC accounts 517-532. 2.29. Nuclear Decommissioning Trusts: The trusts established by the Utilities and approved by the CPUC pursuant to the Nuclear Facilities Decommissioning Act of 1985, Cal. Pub. Util. Code Sec. 8321 et seq., for the purpose of covering costs associated with decommissioning SONGS. 2.30. Nuclear Fuel Investment: The Net Book Value of all nuclear fuel (including in-core fuel and pre-core fuel), plus all Fuel Cancellation Costs. To the extent that SCE, as Operating Agent on behalf of itself and on behalf of SDG&E, incurs additional Fuel Cancellation Costs after the date of execution of this Agreement, those costs will be added to the Nuclear Fuel Investment at the time they are incurred. 2.31. NRC: Nuclear Regulatory Commission. 2.32. O&M: Operations and Maintenance. 2.33. OII: Order Instituting Investigation. As used in this Agreement, the term “OII” shall refer to the proceeding initiated by the Commission in I. 12-10-013, and all Consolidated Proceedings. 2.34. Operating Agent: SCE is the Operating Agent responsible for the performance of the operation and maintenance of SONGS. 2.35. ORA: The Office of Ratepayer Advocates or its successor division. 2.36. SCE: Southern California Edison Company.

24516122.9 6 2.37. SDG&E: San Diego Gas & Electric Company. 2.38. Settling Parties/Settling Party: SCE, SDG&E, ORA, TURN, FOE, and CUE, or any of them. 2.39. SGRP: Steam Generator Replacement Project. 2.40. SONGS: San Onofre Nuclear Generating Station. 2.41. SONGSBA: SDG&E’s San Onofre Nuclear Generating Station O&M Balancing Account. 2.42. SONGS Litigation Balance: The total SONGS Litigation Recoveries, net of SONGS Litigation Costs. 2.43. SONGS Litigation Costs: All litigation costs recorded since January 31, 2012, including but not limited to fees paid to outside attorneys and experts, associated with pursuing and preparing to pursue SONGS Litigation Recoveries. 2.44. SONGS Litigation Recoveries: Any amounts received (whether by settlement, judicial order, arbitration award, or any other recovery) by the Utilities from NEIL and/or Mitsubishi or their respective affiliates in connection with the Utilities’ efforts to pursue recovery of amounts in respect of the failure of the steam generators and subsequent permanent shut down of SONGS. Any amounts obtained by the City of Riverside are not subject to this Agreement. 2.45. SONGSMA: SCE’s San Onofre Nuclear Generating Station Memorandum Account. 2.46. SONGSOMA: Either Utility’s San Onofre Nuclear Generating Station Outage Memorandum Account, including SDG&E’s SONGS OMA. 2.47. TURN: The Utility Reform Network. 2.48. U2C17 RFO: The refueling and maintenance outage for SONGS Unit 2 that was intended to last from January 10, 2012, until March 5, 2012. 2.49. Utility/Utilities: SCE and SDG&E, or either of them. III. GENERAL RECITALS 3.1. SCE owns a 78.21% share of SONGS. SDG&E owns a 20% share of SONGS. The City of Riverside owns a 1.79% share of SONGS. 3.2. In Decision No. 05-12-040, the Commission approved SCE’s application to replace the steam generators in SONGS Units 2 and 3. 3.3. In Decision No. 06-11-026, the Commission found that SDG&E’s participation in the SGRP was reasonable and approved an unopposed settlement agreement, including

24516122.9 7 SDG&E’s ownership share of the maximum allowable 100%, 2004$, level of the SGRP cost plus SDG&E’s internal costs. 3.4. In January 2010, SCE replaced the steam generators in SONGS Unit 2. In January 2011, SCE replaced the steam generators in SONGS Unit 3. 3.5. The replacement steam generators in Units 2 and 3 were designed and manufactured by Mitsubishi. 3.6. On January 10, 2012, SONGS Unit 2 was removed from service for a scheduled refueling and maintenance outage that was expected to end on March 5, 2012. 3.7. On January 31, 2012, SONGS Unit 3 was taken offline because station operators at SONGS detected a leak in a steam generator tube. 3.8. In early February, 2012, inspections of Unit 2 steam generators showed accelerated tube wear. This tube wear caused unexpected and extensive property damage to Unit 2’s steam generators 3.9. In February and March, 2012, inspections in Unit 3 revealed extensive wear on the Unit’s steam generator tubes. Some of this wear was caused by the steam generator tubes rubbing against each other (“tube-to-tube wear”). This tube-to-tube wear caused unexpected and extensive property damage to Unit 3’s steam generators. 3.10. On March 27, 2012, the NRC issued a Confirmatory Action Letter confirming SCE’s commitment not to restart either Unit 2 or Unit 3 until the source of the tube wear was understood and SCE had confidence that the units could be safely restarted. 3.11. Further inspections of the Unit 2 steam generators revealed more property damage in the form of early indications of tube-to-tube wear. SCE formally notified the NRC of SCE’s finding of tube-to-tube wear in Unit 2 on April 20, 2012. 3.12. On November 1, 2012, the Commission issued an Order Instituting Investigation Regarding San Onofre Nuclear Generating Station Units 2 and 3. (I. 12-10-013.) The Order stated that the Commission intended to examine “the causes of the outages, the utilities’ responses, the future of the SONGS units, and the resulting effects on the provision of safe and reliable electric service at just and reasonable rates.” The Order also set SONGS-related rates subject to refund as of January 1, 2012, and directed that the Utilities establish a memorandum account (the SONGSOMA) for the purpose of tracking those costs. 3.13. On December 10, 2012, the Commission issued Decision No. 12-11-051, which resolved SCE’s 2012 General Rate Case. Decision No. 12-11-051 directed SCE to establish a memorandum account (the “SONGSMA”), effective January 1, 2012, to track certain SONGS-related costs. The Commission further ordered SCE to file a reasonableness review application for post-2011 expenses recorded in the SONGSMA by January 31, 2013. In accordance with this directive, SCE filed A. 13-01-016 on January 31, 2013. A. 13-01-016 has been consolidated with this OII.

24516122.9 8 3.14. In D.12-11-051, the Commission also made SDG&E subject to the same conditional refund of SDG&E’s share of the SONGS-related O&M and capital costs. (See D.12-11- 051 at 40-41, Finding of Fact 36, Conclusions of Law 21 and 22, Ordering Paragraphs 10 and 11.) On March 19, 2013, SDG&E filed A.13-03-005 requesting a reasonableness determination of SDG&E’s internal SONGS costs incurred during 2012 and capital expenses (excluding the SGRP) that were invoiced by SCE to SDG&E, including SCE’s overheads, and tracked in SDG&E’s SONGSOMA. A.13-03-014 has been consolidated with this OII. 3.15. On January 28, 2013, the Assigned Commissioner and ALJ issued a Scoping Memo and Ruling. The Scoping Memo divided the OII into phases and provided that the OII would examine the following issues: (a) In Phase 1, the Commission would examine: (i) “Nature and effects of the steam generator failures in order to assess the reasonableness of SCE’s consequential actions and expenditures (e.g., was it reasonable to remove fuel from unit #3).” (ii) “Whether 2012 SONGS-related expenses recorded in the SONGSMA are reasonable and necessary, including, (A) 100% of O&M, including segregated safety-related costs; (B) 100% of cost-savings from personnel reductions and other avoided costs; (C) 100% of maintenance and refueling outage expenses; and (D) 100% of capital expenditures.” (iii) “A review of the reasonableness and effectiveness of SCE’s actions and expenditures for community outreach and emergency preparedness related to the SONGS outages.” (iv) “Other issues as necessary to determine whether SCE should refund any rates preliminarily authorized in the 2012 GRC, in light of the changed facts and circumstances of the unit outages; and if so, when the refunds should occur.” (b) In Phase 2, the Commission would examine “whether any reductions to SCE’s rate base and SCE’s 2012 revenue requirement are warranted or required due to the extended SONGS outages.” (c) In Phase 3, the Commission would examine “causes of the [steam generator] damage and allocation of responsibility, whether claimed SGRP expenses are reasonable, including review of utility-proposed repair and/or replacement cost proposals using cost-effectiveness analysis and other factors.”

24516122.9 9 (d) In Phase 4, if necessary, the Commission would examine “whether SCE’s 2013 revenue requirement should be adjusted to reflect lower-than forecast O&M, Capex, replacement power costs, and other SONGS expenses.” 3.16. From December, 2012, through April, 2013, the Settling Parties exchanged testimony regarding Phase 1 issues. 3.17. On March 15, 2013, SCE filed A. 13-03-005, seeking Commission approval to include the recorded capital costs of the SGRP permanently in rates. SCE’s testimony in support of this application established that the total recorded cost of the SGRP was $768.5 million in nominal dollars (100% share). SCE’s testimony in support of this application also established that the total recorded cost of the SGRP, adjusted for inflation using the Handy-Whitman index for fabrication and construction costs and the Commission- approved nuclear decommissioning burial escalation rates for burial costs, was $612.1 million in 2004 dollars (100% share). A. 13-03-005 has been consolidated with this OII. 3.18. On March 18, 2013, SDG&E filed A. 13-03-014, seeking Commission approval to include SGD&E’s share of recorded capital costs of the SGRP permanently in rates. A. 13-03-014 has been consolidated with this OII. 3.19. On April 2, 2013, SCE served testimony addressing the energy-market related impact of the SONGS outages in its ERRA compliance review proceeding (A. 13-04-001). On May 1, 2003, SDG&E served testimony addressing the energy-market related impact of the SONGS outages in I. 12-10-013. 3.20. On April 19, 2013, ALJs Darling and Dudney issued an Order clarifying that the topics identified in the January 28, 2013, Scoping Memo applied equally to SCE and SDG&E. 3.21. On May 6, 2013, by e-mail ruling, ALJ Dudney ruled that the OII would consider the issue of “what replacement power was purchased by the utilities in 2012 as a consequence of the SONGS outages.” ALJ Dudney scheduled separate evidentiary hearings to address this “replacement power” issue. The phase of the OII addressing this issue came to be known as Phase 1A. 3.22. ALJ Darling held an evidentiary hearing on Phase 1 issues from May 13, 2013, until May 17, 2013. The Settling Parties each submitted Opening and Reply Briefs on Phase 1 issues. 3.23. On June 7, 2013, SCE permanently retired SONGS Units 2 and 3. SCE had determined that Mitsubishi made errors in designing and manufacturing the replacement steam generators for Units 2 and 3. SCE determined that these errors caused deficiencies in design, manufacturing, and workmanship that prevented SCE from safely operating Units 2 or 3 as intended and contracted for. SCE determined that, because Mitsubishi had not proposed a viable plan to repair or replace the replacement steam generators in a timely manner, and because of the significant uncertainty as to whether or when Unit 2 would be permitted to restart even at partial power for a reduced operating period, it was no longer prudent to continue to pursue restart or repair.

24516122.9 10 3.24. On July 1, 2013, ALJs Darling and Dudney issued a Ruling on Miscellaneous Scheduling and Procedural Issues and Notice of Phase 2 Prehearing Conference. The ruling provided the following “statement” of the scope of Phase 2: (a) What are the values of SONGS assets in rate base, and which of these assets should be removed from rate base pursuant to Public Utilities Code § 455.5, as of November 1, 2012, or a later date if any such asset became not “used and useful” after November 1, 2012? (b) What are the related Operations and Maintenance costs associated with the assets removed from rate base according to [the issue] above? (c) Any other issues relevant to the application of § 455.5 to the SONGS outage. 3.25. In July, 2013, the Settling Parties exchanged testimony on Phase 1A issues. 3.26. On July 22, 2013, ALJs Darling and Dudney further specified that Phase 1A would address “the method for calculating the cost of replacement power during 2012 due to the SONGS outage. This scope includes developing a formula/method for the calculation of costs (capacity, energy, foregone sales, and congestion) and establishing what values should be entered in to that formula.” 3.27. From July, 2013, until September, 2013, the Settling Parties exchanged testimony on Phase 2 issues. 3.28. ALJ Dudney held an evidentiary hearing on Phase 1A from August 5, 2013, until August 6, 2013. The Settling Parties each filed Opening and Reply Briefs on Phase 1A issues. 3.29. ALJs Dudney and Darling held an evidentiary hearing on Phase 2 issues from October 7, 2013, until October 11, 2013. The Settling Parties each filed Opening and Reply Briefs on Phase 2 issues. 3.30. Throughout the proceeding, SCE responded to 928 data request questions propounded by the parties to the OII. SDG&E similarly responded to data request questions propounded to it by the parties to the OII. 3.31. On October 16, 2013, SCE as the Operating Agent and Edison Material Supply LLC (“EMS”) filed a Request for Arbitration against Mitsubishi pursuant to the arbitration clause in the contract between EMS and Mitsubishi. Through this arbitration, which is ongoing as of the date of this Agreement, SCE and EMS are seeking recovery from Mitsubishi based on the non-operation of SONGS Units 2 and 3. 3.32. On July 18, 2013, SDG&E filed a complaint in California Superior Court against Mitsubishi seeking to recover damages SDG&E has incurred and will incur related to the defects in the steam generators. This action was later removed to Federal District Court. On August 8, 2013, Mitsubishi filed a motion to stay the action pending arbitration and on March 14, 2014, the Court issued an order granting Mitsubishi’s motion on the

24516122.9 11 condition that SDG&E must be able to fully assert its own claims in an arbitration proceeding. 3.33. The Utilities have also submitted claims to NEIL based on their assessments that both SONGS units sustained accidental property damage. SCE has submitted proofs of loss under insurance policies covering SONGS and is continuing to pursue recovery as of the date of this Agreement. 3.34. On November 19, 2013, ALJs Darling and Dudney issued a Proposed Decision on Phase 1 and Phase 1A issues. Each of the Settling Parties submitted Opening Comments on the Proposed Decision on December 9, 2013. Each of the Settling Parties submitted Reply Comments on the Proposed Decision on December 16, 2013. 3.35. On January 15, 2014, the Commission held an all-party meeting to discuss the Proposed Decision on Phase 1 and Phase 1A issues. 3.36. SCE’s share of the Net Book Value of the SGRP was $597 million as of February 1, 2012, including CWIP. SDG&E’s share of the Net Book Value of the SGRP was $160.4 million as of February 1, 2012, including CWIP. 3.37. SCE’s share of Base Plant was $622 million as of February 1, 2012, excluding CWIP. SDG&E’s share of Base Plant was $165.6 million as of February 1, 2012, excluding CWIP. 3.38. SCE’s share of the Nuclear Fuel Investment was $477 million as of December 31, 2013, exclusive of any paid or accrued Fuel Cancellation Costs. SDG&E’s share of the Nuclear Fuel Investment was $115.8 million as of December 31, 2013, exclusive of any paid or accrued Fuel Cancellation Costs. 3.39. SCE’s share of the M&S Investment was $99 million as of December 31, 2013. SDG&E’s share of the M&S Investment was $10.4 million as of December 31, 2013. 3.40. SCE’s share of Cancelled CWIP is estimated at $153 million as of December 31, 2013. Subject to an additional reconciliation with SCE, SDG&E’s Cancelled CWIP amounts will be provided pursuant to section 6.1 hereof, subject to ORA’s and TURN’s prerogative stated in the last sentence thereof. 3.41. SCE’s share of Completed CWIP is estimated at $302 million as of December 31, 2013. Subject to an additional reconciliation with SCE, SDG&E’s Completed CWIP amounts will be provided pursuant to section 6.1 hereof, subject to ORA’s and TURN’s prerogative stated in the last sentence thereof. 3.42. SCE’s share of O&M costs recorded in connection with the U2C17 RFO is $41.1 million, which consists of $4.9 million recorded in 2011, $35.3 million recorded in 2012, and $0.9 million recorded in 2013. SDG&E’s share of O&M costs recorded in connection with the U2C17 RFO as calculated by SCE is $9.3 million.

24516122.9 12 3.43. Decision No. 12-11-051 provisionally authorized $387.4 million (100% share) in base O&M costs for the year 2012 and $397.6 million (100% share) in base O&M costs for the year 2013. 3.44. In 2012, SCE recorded $99 million (SCE share) in Incremental Inspection and Repair Costs in excess of the amount of base O&M provisionally authorized in Decision No. 12- 11-051. In 2012, SCE estimated that SDG&E paid $27.0 million in total Incremental Inspection and Repair Costs, including SCE overheads and portions allocated to Base and Incremental O&M. SDG&E’s base O&M provisionally authorized in Decision No. 12- 11-051 and D.13-05-010 was greater than the total amount of recorded costs including overheads, as applicable to SDG&E. 3.45. SDG&E recorded $141.6 million, including overheads paid to SCE, to its SONGSBA in 2012; $27.0 million, including overheads paid to SCE, was defined by SCE as Incremental Inspection and Repair Costs in Base and Incremental O&M. 3.46. In 2013, SCE’s share of recorded base O&M costs was $241 million and SCE’s share of recorded Incremental Inspection and Repair Costs was $12 million. 3.47. SDG&E recorded $105.0 million, including overheads paid to SCE, to its SONGSBA in 2013. 3.48. SCE’s total amount of deferred taxes on SONGS investment (excluding investment in the SGRP) as of Feb 1, 2012, was $152 million. SDG&E’s total amount of deferred taxes on SONGS investment (excluding investment in the SGRP) as of February 1, 2012 is estimated at $4.5 million. 3.49. On March 27, 2014, the Settling Parties held a settlement conference in accordance with Rule 12.1(b) of the Commission’s Rules of Practice and Procedure. 3.50. On April 3, 2014, the Settling Parties filed and served a Joint Motion for Adoption of Settlement Agreement. 3.51. In a ruling issued on September 5, 2014, Commissioner Florio and ALJs Darling and Dudney proposed several modifications to the settlement agreement filed on April 3, 2014. 3.52. The Settling Parties have voluntarily agreed to adopt the proposed modifications, and those modifications are reflected in this Agreement. 3.53. The General Recitals described in Sections 3.1 through 3.52 provide factual background for this Agreement, and the Commission is not asked to confirm the General Recitals as true.

24516122.9 13 IV. AMENDED AND RESTATED SETTLEMENT AGREEMENT TERMS AND CONDITIONS 4.1. In consideration of the mutual obligations, promises, covenants and conditions contained herein, the Settling Parties agree to support approval by the Commission of this Agreement, as further described herein, and to support this Agreement in its entirety before any regulatory agency or court of law where this Agreement, its meaning or effect is an issue, and no Settling Party shall take or advocate for, either directly, or indirectly through another entity, any action that would have the effect of modifying or abrogating the terms of this Agreement. 4.2. Capital-Related Revenue Requirement for the SGRP (a) The Capital-Related Revenue Requirement for the SGRP will be terminated as of February 1, 2012. (b) The Utilities shall refund to ratepayers all amounts collected in rates as the Capital-Related Revenue Requirement for the SGRP for all periods on and after February 1, 2012. These amounts shall be refunded per the refund mechanism set forth in Section 4.12 of this Agreement. (c) The Utilities will retain all amounts collected in rates as the Capital-Related Revenue Requirements for the SGRP for periods prior to February 1, 2012. (d) The Utilities shall not recover in rates the Net Book Value of the SGRP as of February 1, 2012. 4.3. Base Plant (a) The Utilities’ respective shares of Base Plant will be removed from each Utility’s respective rate base as of February 1, 2012. The Utilities will retain all amounts collected in rates in respect of Capital-Related Revenue Requirements for Base Plant for periods prior to February 1, 2012. (b) As of February 1, 2012, the Utilities will amortize Base Plant in rates as a regulatory asset ratably over 10 years. (i) This amortization period will begin on February 1, 2012, and will end on February 1, 2022. (ii) The Utilities have already collected amounts in rates in respect of Capital- Related Revenue Requirements for Base Plant for periods on and after February 1, 2012. To the extent that these amounts collected exceed the amounts permitted by this Agreement for periods on and after February 1, 2012, the Utilities shall refund the excess to ratepayers. These excess amounts shall be refunded per the refund mechanism set forth in Section 4.12 of this Agreement.

24516122.9 14 (c) During the amortization period set forth in Section 4.3(b)(i) of this Agreement, each Utility shall earn a return on its respective share of unrecovered Base Plant, adjusted for deferred taxes. Each Utility’s rate of return on unrecovered Base Plant shall be calculated as the Utility’s Authorized Cost of Debt plus 50% of the Utility’s Authorized Cost of Preferred Stock, weighted by the amount of debt and preferred stock in the Utility’s authorized ratemaking capital structure. For the avoidance of doubt, the rate of return on common equity shall not be considered. (i) The methodology for computing Base Plant to adjust for deferred taxes is illustrated in Appendix A to this Agreement. (d) The Settling Parties agree that the Authorized Cost of Debt and the Authorized Cost of Preferred Stock described in Section 4.3(c) of this Agreement are floating rates that shall vary based on the rates authorized by the Commission at any given time. (e) Pursuant to the method of calculating the return on Base Plant set forth in Section 4.3(c) of this Agreement, SCE will earn a rate of return of 2.95% on unrecovered Base Plant for the period February 1, 2012, through December 31, 2012. This rate of return is equal to: (i) 6.22% weighted by the amount of debt in SCE’s authorized ratemaking capital structure; plus (ii) 50% of 6.01% weighted by the amount of preferred stock in SCE’s authorized ratemaking capital structure. (f) Pursuant to the method of calculating the return on Base Plant set forth in Section 4.3(c) of this Agreement, SCE will earn a rate of return of 2.62% on unrecovered Base Plant for the years 2013 and 2014. This rate of return is equal to: (i) 5.49% weighted by the amount of debt in SCE’s authorized ratemaking capital structure; plus (ii) 50% of 5.79% weighted by the amount of preferred stock in SCE’s authorized ratemaking capital structure. (g) Pursuant to the method of calculating the return on Base Plant set forth in Section 4.3(c) of this Agreement, SDG&E will earn a rate of return of 2.75% on unrecovered Base Plant for the period February 1, 2012, through December 31, 2012. This rate of return is equal to: (i) 5.62% weighted by the amount of debt in SDG&E’s authorized ratemaking capital structure; plus (ii) 50% of 7.25% weighted by the amount of preferred stock in SDG&E’s authorized ratemaking capital structure.

24516122.9 15 (h) Pursuant to the method of calculating the return on Base Plant set forth in Section 4.3(c) of this Agreement, SDG&E will earn a rate of return of 2.35% on unrecovered Base Plant for the years 2013 and 2014. This rate of return is equal to: (i) 5.00% weighted by the amount of debt in SDG&E’s authorized ratemaking capital structure; plus (ii) 50% of 6.22% weighted by the amount of preferred stock in SDG&E’s authorized ratemaking capital structure. (i) The Settling Parties agree that the rates of return set forth in Section 4.3(e)-(h) of this Agreement do not reflect income taxes associated with the Utilities’ preferred equity return. Notwithstanding that fact, the Utilities will recover all income tax expenses associated with each Utility’s preferred equity return. Each Utility will therefore factor in a gross-up for this income tax when calculating its revenue requirement. This gross-up would be calculated in compliance with the Commission’s customary practices according to decisions rendered in OII 24, which was closed by Decision No. 84-05-036 (1984). In addition, the revenue requirement shall include franchise fees and uncollectibles. (j) Notwithstanding Section 4.3(a) of this Agreement, the Utilities shall recover in rates all property taxes paid with respect to Base Plant, including amounts paid after February 1, 2012. To the extent rates include a forecast for these property taxes, the recovery shall be trued up to recorded amounts. 4.4. Financing (a) At its option, each Utility may select to exclude the regulatory assets to be amortized pursuant to this Agreement when measuring each Utility’s ratemaking capital structure for any purpose. In other words, the regulatory assets may be financed solely with debt, and the capital supporting these assets will not be recognized in determining each Utility’s ratemaking capital structure, if the Utility so chooses. If a Utility selects this option and elects to finance the regulatory assets with debt: (i) Except as provided in Section 4.4(a)(ii), the financing of the regulatory assets with debt will not affect the rates of return calculated as set forth in Section 4.3 and will not be used to establish the Utility’s cost of capital; and (ii) The Utility will credit ratepayers 50% of the savings reflected in the difference between the actual cost of financing the regulatory assets and the amount yielded by applying the rate of return calculated pursuant to 4.3(c), as the same may be updated from time to time. The Utility will establish one or more balancing accounts to track this difference. Fifty percent of any balance in the account shall be credited to BRRBA (for SCE) or NGBA (for SDG&E) annually.

24516122.9 16 (b) In addition, if a Utility selects this option, the Settling Parties will support exclusion, prospectively from the date of financing the regulatory assets, of the capital financing of these regulatory assets in determining the Utility’s overall AFUDC rate calculation at both the CPUC and FERC. 4.5. M&S Investment (a) Each Utility’s respective share of the M&S Investment as of the last day of the month prior to the Effective Date shall be amortized as a regulatory asset ratably over the amortization period set forth for Base Plant in Section 4.3(b)(i) of this Agreement, and shall earn a rate of return during that amortization period equal to the rate set forth for Base Plant in Section 4.3(c) of this Agreement. (b) To the extent that the Utilities are able to sell assets associated with the M&S Investment, and in order to incentivize the Utilities to do so, the following incentive mechanism shall be adopted notwithstanding the terms set forth in Section 4.5(a) of this Agreement: (i) The Utilities shall retain their respective shares of 5% of all M&S Net Proceeds; and (ii) The Utilities shall credit to their ratepayers their respective shares of the remaining 95% of all M&S Net Proceeds. (c) On a monthly basis, the Utilities shall distribute the ratepayers’ portion of the proceeds of all sales of materials and supplies by providing credits to SCE’s BRRBA and SDG&E’s NGBA. (d) The Settling Parties agree that the Utilities will, to the extent permitted by applicable tax laws without penalty and CPUC action, seek reimbursement of the M&S Investment from the Nuclear Decommissioning Trusts rather than recovering this investment through rates. The Utilities will not amortize in rates any portion of the M&S Investment that has been paid for by the Nuclear Decommissioning Trusts. To the extent the Utilities are unable to obtain full reimbursement of the M&S Investment from the trusts, the unreimbursed investments shall be added to the regulatory asset described in Section 4.5(a) of this Agreement (i.e., the M&S Investment) regardless of whether the inventory associated with that asset is used by the Utilities. 4.6. Nuclear Fuel Investment (a) The Nuclear Fuel Investment as of the last day of the month prior to the Effective Date shall be amortized as a regulatory asset ratably over the amortization period set forth for Base Plant in Section 4.3(b)(i) of this Agreement.

24516122.9 17 (b) During the amortization period set forth in Section 4.6(a) of this Agreement, the Utilities shall earn a rate of return on their respective shares of the unrecovered balance of the Nuclear Fuel Investment. This rate of return shall be equal to the cost of commercial paper (as defined in Section ZZ, 2. j of the preliminary statement of SCE’s CPUC tariffs [or its successor] and in Section I.E.3 of the preliminary statement of SDG&E’s CPUC tariffs [or its successor]) throughout the amortization period. The Settling Parties agree that the cost of commercial paper may change during the amortization period. The Settling Parties further agree that the rate that each Utility shall earn on the unrecovered balance of the Nuclear Fuel Investment will float with the commercial paper rate throughout the amortization period, such that each Utility will recover its actual costs of financing the Nuclear Fuel Investment with commercial paper, as those costs are incurred. (c) The Settling Parties agree that, as of the date of execution of this Agreement, SCE still has outstanding alleged contractual obligations to purchase nuclear fuel. The Settling Parties further agree that Fuel Cancellation Costs incurred after the last day of the month prior to the Effective Date will be added to the regulatory asset described in Section 4.6(a) of this Agreement (i.e., the Nuclear Fuel Investment) as those costs are incurred. 4.7. Incentive Mechanisms For Mitigation Of Nuclear Fuel Costs (a) To the extent that SCE is able to sell any portion of its current nuclear fuel inventory, and in order to incentivize SCE to do so, the following incentive mechanism shall be adopted notwithstanding the terms set forth in Section 4.6 of this Agreement: (i) The Utilities shall retain their respective shares of 5% of all Fuel Net Proceeds; and (ii) The Utilities shall credit to their ratepayers their respective shares of the remaining 95% of all Fuel Net Proceeds. (b) Upon each sale of nuclear fuel, the Utilities shall distribute the ratepayers’ portion of the Fuel Net Proceeds by reducing the amount of the regulatory asset described in Section 4.6(a) of this Agreement (i.e., the Nuclear Fuel Investment). The effect of this reduction to the Nuclear Fuel Investment shall be to decrease the yearly amount of the revenue requirement for Nuclear Fuel Investment. This reduction to the regulatory asset shall not affect the amortization period for Base Plant described in Section 4.3(b)(i) of this Agreement. (c) To the extent that SCE, as Operating Agent on its own behalf and on behalf of SDG&E, is able to minimize the Fuel Cancellation Costs incurred after the date of execution of this Agreement, and in order to incentivize SCE to do so, the following incentive mechanism applicable to the Utilities shall be adopted notwithstanding the terms set forth in Section 4.6 of this Agreement:

24516122.9 18 (i) The regulatory asset described in Section 4.6(a) of this Agreement (i.e., the Nuclear Fuel Investment) shall be increased by 5% of the difference between: (A) The sum of all amounts stated as SCE’s purchase obligations (as Operating Agent on its own behalf and on behalf of SDG&E) in outstanding nuclear fuel contracts, on the one hand; and (B) SCE’s total recorded Fuel Cancellation Costs (as Operating Agent on its own behalf and on behalf of SDG&E), on the other hand. (ii) The Utilities shall each establish a memorandum account to determine the yearly amount of the incentive described in Section 4.7(c)(i). In order to account for all recorded costs and cancelled obligations since January 31, 2012, each Utility shall establish this memorandum account as of January 31, 2012. Every time SCE cancels a nuclear fuel contract (or is otherwise relieved from its obligations thereunder), the Utilities shall record a positive value in this memorandum account equal to the amount stated in the contract as SCE’s purchase obligation. The Utilities shall also record all Fuel Cancellation Costs, as they are incurred, as negative values in this account. If there is a negative balance in either Utility’s account at the end of a given year, the negative balance will be carried over to the next year. If there is a positive balance in either Utility’s account at the end of a given year, the Utility shall increase the regulatory asset described in Section 4.6(a) of this Agreement (i.e., the Nuclear Fuel Investment) by 5% of this balance. The effect of any increase to the regulatory asset pursuant to this incentive mechanism shall be to increase the yearly amount of the revenue requirement for Nuclear Fuel Investment. This increase to the regulatory asset shall not affect the amortization period for Base Plant described in Section 4.3(b)(i) of this Agreement. Positive balances shall not carry over from one year to the next; instead, the account balance shall be reset to zero on the first of the year following any increase to the regulatory asset pursuant to this Section of the Agreement. 4.8. CWIP (a) The Utilities will recover in rates the full amounts recorded as SONGS-related CWIP, including the full amounts of both Cancelled CWIP and Completed CWIP. The CWIP balance shall be recovered as follows: (i) For Cancelled CWIP: (A) An AFUDC amount for the Cancelled CWIP balance will be applied from the date of the first recorded amount of Cancelled CWIP until January 31, 2012. The AFUDC rate shall be equal to the authorized AFUDC rate in effect at the time.

24516122.9 19 (B) The AFUDC amount, as calculated in Section 4.8(a)(i)(A) of this Agreement, shall be added to the balance for Cancelled CWIP. (C) The Cancelled CWIP balance (including the AFUDC amount) as of the last day of the month prior to the Effective Date shall be amortized as a regulatory asset ratably over the amortization period set forth for Base Plant in Section 4.3(b)(i) of this Agreement. (D) During the amortization period set forth in Section 4.8(a)(i)(C) of this Agreement, the Cancelled CWIP balance (plus all accumulated AFUDC), adjusted for deferred taxes if applicable, shall earn a rate of return equal to the rate set forth for Base Plant in Section 4.3(c) of this Agreement. (ii) For Completed CWIP: (A) An AFUDC amount for the Completed CWIP balance will be applied from the date of the first recorded amount of Completed CWIP until the last day of the month prior to the Effective Date. The AFUDC rate will be as follows: (1) For the period from the date of the first recorded amount of Completed CWIP until January 31, 2012, the AFUDC rate shall be equal to the authorized AFUDC rate in effect at the time. (2) For the period from February 1, 2012, until the date on which the associated asset was placed into service or the Effective Date (whichever is earlier) , the AFUDC rate shall be equal to the rate set forth for Base Plant in Section 4.3(c) of this Agreement. (B) The AFUDC amount, as calculated in Section 4.8(a)(ii)(A) of this Agreement, shall be added to the balance for Completed CWIP. (C) The Completed CWIP balance (including all accumulated AFUDC) as of the last day of the month prior to the Effective Date shall be amortized as a regulatory asset ratably starting on the date on which the associated asset was placed into service or the Effective Date (whichever is earlier) and ending on February 1, 2022. (D) During the amortization period set forth in Section 4.8(a)(ii)(C) of this Agreement, the Completed CWIP balance (plus all accumulated AFUDC), adjusted for deferred taxes if applicable, shall earn a rate of return equal to the rate set forth for Base Plant in Section 4.3(c) of this Agreement

24516122.9 20 (b) The Settling Parties agree that the Utilities will, to the extent permitted by applicable tax laws without penalty and CPUC action, seek reimbursement of Completed CWIP that enters service after June 7, 2013, as expenses from the Nuclear Decommissioning Trusts rather than recovering this investment through rates. The Utilities will not amortize in rates any portion of the Completed CWIP balance that has been paid for by the Nuclear Decommissioning Trusts. 4.9. O&M and other costs (a) The Utilities will retain all rate revenue collected for 2012 pursuant to the revenue requirement for SONGS base O&M (100% share) provisionally authorized in Decision No. 12-11-051, which adopted SCE’s Test Year 2012 General Rate Case application, and in Decision No. 13-05-010, which adopted SDG&E’s Test Year 2012 General Rate Case application. (i) The Utilities may apply 2012 revenues to defray base O&M costs recorded in their respective SONGSOMA for 2012, as well as costs recorded in their respective SONGSOMA for 2012 associated with severance of employees at SONGS or resulting from the permanent shut down at SONGS. (ii) The Utilities may also apply 2012 revenues to defray Incremental Inspection and Repair Costs recorded in their respective SONGSOMA for 2012, except that the Utilities shall not be allowed to recover in rates any Incremental Inspection and Repair Costs incurred in 2012 in excess of the revenue requirement for base O&M costs (100% share) provisionally authorized in Decision No. 12-11-051 and Decision No. 13-05-010. (iii) Provided however, if applicable, SDG&E will refund any amount of provisionally authorized O&M in excess of total recorded O&M costs incurred in 2012 invoiced by SCE. (b) Subject to the following two sentences, SCE will retain all SONGS-related rate revenue collected pursuant to the revenue requirement for Non-O&M Expenses provisionally authorized in Decision No. 12-11-051 for calendar year 2012. Notwithstanding the foregoing, SCE will refund to ratepayers any such SONGS- related rate revenues collected in 2012 pursuant to Decision No. 12-11-051 that exceed 2012 recorded Non-O&M Expenses by more than $10 million. Any amount to be refunded pursuant to this Section of the Agreement shall be refunded per the refund mechanism set forth in Section 4.12 of this Agreement. (c) For calendar year 2012, SDG&E will retain rate revenue sufficient to defray all recorded Non-O&M Expenses. (d) For calendar year 2012, the Utilities will retain rate revenue sufficient to defray all recorded Non-O&M Balancing Account Expenses.

24516122.9 21 (e) Provided that the sum of the amounts listed in Sections 4.9(e)(i)-(iii) of this Agreement does not exceed the revenue requirement for each Utility’s respective share of SONGS base O&M costs provisionally authorized for the year 2013 pursuant to Decision Nos. 12-11-051 and 13-05-010, the Utilities will retain rate revenue sufficient to defray: (i) All base O&M costs recorded in 2013; (ii) All costs associated with severance of employees at SONGS or resulting from the permanent shut down at SONGS recorded in 2013; and (iii) All Incremental Inspection and Repair Costs recorded in 2013. (f) If the revenue requirement for each Utility’s respective share of SONGS base O&M costs provisionally authorized for the year 2013 pursuant to Decision Nos. 12-11-051 and 13-05-010 exceeds the sum of the amounts set forth in Sections 4.9(e)(i)-(iii) of this Agreement, the Utilities shall refund to ratepayers the difference between the amounts provisionally authorized and the sum of the recorded amounts in Sections 4.9(e)(i)-(iii). Likewise, if the Utilities recover any portion of the recorded amounts in Sections 4.9(e)(i)-(iii) through the Nuclear Decommissioning Trusts, those portions shall also be refunded to ratepayers. These amounts shall be refunded per the refund mechanism set forth in Section 4.12 of this Agreement. (g) For calendar year 2013, the Utilities will retain rate revenue sufficient to defray all recorded SONGS-related non-O&M expenses (including both Non-O&M Expenses and Non-O&M Balancing Account Expenses). The Utilities shall also seek recovery of these recorded amounts through the Nuclear Decommissioning Trusts to the extent permitted by applicable tax laws without penalty and CPUC action. If the revenue requirement for each Utility’s respective share of SONGS- related non-O&M expenses provisionally authorized for the year 2013 pursuant to Decision Nos. 12-11-051 and 13-05-010 exceeds the amount of each Utility’s respective recorded SONGS-related non-O&M expenses in 2013, the Utilities shall refund to ratepayers the difference between the amounts provisionally authorized and the amounts recorded. Likewise, if the Utilities recover any portion of their SONGS-related non-O&M expenses recorded in 2013 through the Nuclear Decommissioning Trusts, those portions shall also be refunded to ratepayers. Any amount to be refunded pursuant to this Section of the Agreement shall be refunded per the refund mechanism set forth in Section 4.12 of this Agreement. (h) Each Utility shall file one or more applications for the Commission to conduct a reasonableness review of recorded 2014 SONGS-related O&M or non-O&M expenses (including both Non-O&M Expenses and Non-O&M Balancing Account Expenses), whether recovered in general rates or from the Nuclear Decommissioning Trusts.

24516122.9 22 (i) If the revenue requirement for each Utility’s respective share of SONGS-related O&M and non-O&M expenses provisionally authorized for the year 2014 pursuant to Decision Nos. 12-11-051 and 13-05-010 exceeds the amount of each Utility’s respective recorded SONGS-related O&M and non-O&M expenses in 2014, the Utilities shall refund to ratepayers the difference between the amounts provisionally authorized and the amounts recorded. Likewise, if the Utilities recover any portion of their SONGS-related O&M or non-O&M expenses recorded in 2014 through the Nuclear Decommissioning Trusts, and/or if the CPUC disallows any such expenses, those portions shall also be refunded to ratepayers. Section 4.9(j) of this Agreement sets forth the procedure that each Utility shall use to determine the amount of any refunds pursuant to this Section of the Agreement. (j) In order to determine the amount of any refunds based on the difference between recorded and provisionally authorized expenses under Section 4.9(i) of this Agreement, each Utility shall use the following procedure: (i) On the last day of the month prior to the Effective Date, each Utility shall calculate the difference between recorded and provisionally authorized amounts of SONGS-related O&M and non-O&M expenses during the time period from January 1, 2014, until the last day of available recorded cost data in 2014. If the provisionally authorized revenue requirement for such costs during this time period exceeds the recorded amount of such costs during this time period, the Utilities shall refund to ratepayers the difference between the amounts provisionally authorized and the amounts recorded, with such refund to be effectuated per the refund mechanism set forth in Section 4.12 of this Agreement. (ii) On the last day of the month prior to the Effective Date, each Utility shall also calculate a forecast of SONGS-related O&M and non-O&M expenses for the time period from the last day of available recorded cost data in 2014 until December 31, 2014. If the provisionally authorized revenue requirement for such costs during this time period exceeds the forecasted amounts of such costs during this time period, the Utilities shall refund to ratepayers the difference between the amounts provisionally authorized and the amounts forecasted as the excess revenue is received, with such refund to be effectuated as a credit to SCE’s ERRA account and SDG&E’s NGBA. (iii) In the first quarter of 2015, each Utility shall calculate the difference between recorded and forecasted amounts of SONGS-related O&M and non-O&M expenses during the time period set forth in Section 4.9(j)(ii) of this Agreement. If the forecasted revenue requirement for such costs during this time period exceeds the recorded amounts of such costs during this time period, the Utilities shall refund to ratepayers the difference between the amounts forecasted and the amounts recorded, with such refund to be effectuated as a credit to SCE’s ERRA and SDG&E’s NGBA.

24516122.9 23 If, on the other hand, the recorded amounts exceed the forecasted revenue requirement, the Utilities shall recover the difference between the amounts forecasted and the amounts recorded from ratepayers via a debit to SCE’s ERRA account and SDG&E’s NGBA. (iv) On the last day of the month following a CPUC decision authorizing the Utilities to recover any portion of their SONGS-related O&M or non- O&M expenses recorded in 2014 through the Nuclear Decommissioning Trusts, and/or of a decision disallowing any such costs, the Utilities shall effectuate a refund of such amounts per the refund mechanism set forth in Section 4.12 of this Agreement. (k) In determining the provisionally authorized revenue requirement for Non-O&M Expenses pursuant to Sections 4.9(b), 4.9(g), 4.9(i), and 4.9(j) of this Agreement, the Utilities shall utilize a formula agreeable to all Settling Parties for allocating company-wide expenses to SONGS, which will be described in the Utilities’ Tier 2 Advice Letters filed pursuant to Section 6.1. (l) The Utilities will recover all recorded O&M costs incurred in connection with the U2C17 RFO. (m) Except as expressly provided in this Agreement, the O&M and other costs that the Utilities are entitled to retain pursuant to Section 4.9 of this Agreement shall not be subject to any disallowance, refund, or any form of reasonableness review by the Commission. 4.10. Market Power Purchases (a) The Utilities will recover in rates the full amount of any costs designated as SONGS “replacement power costs,” SONGS “replacement energy costs,” or “net SONGS costs” incurred to purchase power in the market from January 1, 2012, until the last day of the month prior to the Effective Date. (b) The Utilities will recover in rates the entire SONGS-related portion of the under- collected balance in each Utility’s respective ERRA account as of the last day of the month prior to the Effective Date, subject to normal CPUC compliance review in the ERRA docket (i.e., review of the Utilities’ Quarterly Compliance Reports and compliance with the Least-Cost Dispatch Standard). Subject to such review, the SONGS-related under-collected balances in each Utility’s respective ERRA accounts shall be amortized over a period beginning on the first day of the month (or the nearest date practicable) following the Effective Date and ending no later than December 31, 2015. Although nothing in this Agreement shall limit TURN, ORA, FOE, or CUE’s ability to challenge the eligibility of the non-SONGS- related portion of either Utility’s under-collected ERRA balance for cost recovery, neither TURN, ORA, FOE, or CUE shall oppose either Utility’s request to amortize by December 31, 2015 any portion of the under-collected balance found by the CPUC to be eligible for recovery.

24516122.9 24 (c) The Commission shall not impose any disallowance, on either of the Utilities, of any of the Utilities’ costs incurred to purchase power in the market as a result of the non-operation of SONGS. None of the Settling Parties will advocate before the Commission or any other judicial, legislative, or administrative body for any disallowance of past or future costs incurred by the Utilities to purchase power in the market as a result of the non-operation of SONGS. (d) No future adjustments or disallowances to the Utilities’ ERRA accounts shall be made as a result of the non-operation of SONGS. This limitation includes foregone revenues; there will be no future adjustments or disallowances to the Utilities’ ERRA accounts as a result of foregone sales of SONGS output. No Settling Party shall object in an ERRA or other Commission proceeding to the Utilities’ showing on the grounds that the applied-for purchased power-related expenses were related to the non-operational status of SONGS. 4.11. SONGS Litigation Balance (a) The SONGS Litigation Balance shall be determined by netting SONGS Litigation Costs from SONGS Litigation Recoveries. The mechanism for netting SONGS Litigation Costs from SONGS Litigation Recoveries shall be to establish memorandum accounts. In order to account for all recorded costs booked since January 31, 2012, each Utility shall establish memorandum accounts as of January 31, 2012. Each Utility shall establish the following memorandum accounts (or sub-accounts): (i) Each Utility shall establish one memorandum account for netting costs and recoveries related to NEIL (the “NEIL Memorandum Account”). Every year, the Utilities shall record all SONGS Litigation Costs related to pursuing recovery and planning to pursue recovery from NEIL and all SONGS Litigation Recoveries received from NEIL in this memorandum account. (ii) Each Utility shall establish one memorandum subaccount to record the SONGS Litigation Balance attributable to the NEIL Outage Policy (the “NEIL Outage Memorandum Subaccount”). (iii) Each Utility shall establish one memorandum subaccount to record the SONGS Litigation Balance attributable to all other recoveries from NEIL (the “NEIL Other Recoveries Memorandum Subaccount”). (iv) Each Utility shall establish one memorandum account for netting costs and recoveries related to Mitsubishi (the “Mitsubishi Memorandum Account”). Every year, the Utilities shall record all SONGS Litigation Costs related to pursuing recovery and planning to pursue recovery from Mitsubishi and all SONGS Litigation Recoveries received from Mitsubishi in this memorandum account.

24516122.9 25 (b) If there is a positive balance (i.e., SONGS Litigation Costs in excess of SONGS Litigation Recoveries) in any memorandum account at the end of a given year, the positive balance will be carried over to the next year. If there is a negative balance (i.e., SONGS Litigation Costs are less than SONGS Litigation Recoveries) in any memorandum account as of December 31, 2014, or at the end of any subsequent year, each Utility shall distribute to ratepayers their portion of the SONGS Litigation Recoveries as determined by the sharing formula in Section 4.11(c) of this Agreement. These amounts shall be distributed to ratepayers pursuant to the distribution method set forth in Section 4.11(d) of this Agreement. The Utilities’ portion of the SONGS Litigation Recoveries, as determined by the sharing formula in Section 4.11(c) of this Agreement, shall be retained by the Utilities at the time the ratepayers’ portions are distributed. Negative balances shall not carry over from one year to the next; instead, the account balance shall be reset to zero on the first of the year following any distribution of SONGS Litigation Recoveries pursuant to this Section of the Agreement. (c) The SONGS Litigation Balance shall be shared between the Utilities and the ratepayers according to the following formulas: (i) The negative balance in the NEIL Memorandum Account will be transferred to the NEIL Outage Memorandum Subaccount and the NEIL Other Recoveries Memorandum Subaccount, reflecting the allocation of SONGS Litigation Recoveries between the NEIL Outage Policy and other recoveries from NEIL. (ii) The negative balance in the NEIL Outage Memorandum Subaccount shall be shared as follows: (A) The Utilities shall retain 5% of the balance (B) The Utilities shall distribute to ratepayers 95% of the balance (iii) The negative balance in the NEIL Other Recoveries Memorandum Subaccount shall be shared as follows: (A) The Utilities shall retain 17.5% of the balance (B) The Utilities shall distribute to ratepayers 82.5% of the balance (iv) The negative balance in the Mitsubishi Memorandum Account shall be shared as follows: (A) The Utilities shall retain 50% of the balance (B) The Utilities shall distribute to ratepayers 50% of the balance

24516122.9 26 (d) Any amounts to be distributed to ratepayers pursuant to Section 4.11(b) of this Agreement shall be distributed pursuant to the following distribution mechanism: (i) The ratepayers’ portion of the SONGS Litigation Balance recovered from NEIL shall be distributed to ratepayers via a credit to each Utility’s respective ERRA account. (ii) The first $282 million of SONGS Litigation Balance recovered from Mitsubishi that is distributed to SCE ratepayers pursuant to Section 4.11(b) of this Agreement shall be distributed via a credit to SCE’s BRRBA. (iii) The first $71 million of SONGS Litigation Balance recovered from Mitsubishi that is distributed to SDG&E ratepayers pursuant to Section 4.11(b) of this Agreement shall be distributed via a credit to SDG&E’s NGBA. (iv) The ratepayers’ portion of any further SONGS Litigation Balance recovered from Mitsubishi shall be distributed to ratepayers as follows: (A) First, by reducing the regulatory assets described in Sections 4.3(b), 4.8(a), 4.5(a), and 4.6(a) of this Agreement, in the order listed. The effect of the reduction to these regulatory assets shall be to decrease the yearly amount of the revenue requirement for each regulatory asset. This reduction to regulatory assets shall not affect the amortization period for the regulatory assets described in Sections 4.3(b), 4.8(a), 4.5(a), and 4.6(a) of this Agreement. (B) Second, any remaining amounts shall be distributed via a credit to SCE’s BRRBA and SDG&E’s NGBA. (e) In consideration of the Utilities retaining SONGS Litigation Recoveries to the extent of the SONGS Litigation Costs, the Utilities shall remove all SONGS Litigation Costs booked in the memorandum accounts described in Section 4.11(a) of this Agreement from the recorded costs used to develop future general rate case forecasts. Nothing in this Agreement shall preclude the Settling Parties from making any arguments in either Utility’s general rate cases regarding costs used to develop general rate case forecasts. (f) In consideration of the sharing of net SONGS Litigation Recoveries, the Utilities shall have complete discretion to settle, compromise, or otherwise resolve claims against NEIL and/or Mitsubishi in any manner and whenever the Utilities determine, in the exercise of their business judgment, without prior or subsequent review or approval, disapproval, or disallowance by the CPUC or any parties to this OII, except as provided in 4.11(g)(ii)(y). (g) The Utilities shall promptly notify the CPUC of any such settlement, compromise, or other resolution of their claims against NEIL or MHI, provided, however, that:

24516122.9 27 (i) The Utilities may provide such notification in a manner that preserves the confidentiality thereof insofar as may be reasonably necessary to further the Utilities’ flexibility to settle, compromise, or otherwise resolve such claims; and (ii) The CPUC shall not review the reasonableness or prudence of the Utilities’ litigation, settlement, compromise, or other resolution of such claims and shall not impose any ratemaking adjustment in respect of such claims except (x) as expressly provided in this Agreement, and (y) the CPUC may review SONGS Litigation Costs to ensure they are not exorbitant in relation to the recovery obtained. (h) The Utilities shall each use their best efforts to provide all Settling Parties with advance notice of any such settlement, compromise, or other resolution of their claims against NEIL or MHI, to the extent possible under the circumstances and the terms of any agreement with NEIL or MHI, before the Utilities notify the CPUC or otherwise make public the agreement. (i) The Utilities shall submit to the CPUC documentation of any final resolution of third-party litigation and documentation of SONGS Litigation Costs. The Utilities may submit such documentation subject to Public Utilities Code §583. Further, the Utilities are not required to submit privileged documents. The CPUC may review such documents to ensure that ratepayer credits are accurately calculated, and to ensure that the SONGS Litigation Costs are not exorbitant in relation to the recovery obtained. 4.12. Any amounts that the Utilities may be required to refund to ratepayers pursuant to Sections 4.2(b), 4.3(b)(ii), 4.9(b), 4.9(f), 4.9(g), 4.9(j)(i), and 4.9(j)(iv) of this Agreement shall be refunded via a reduction to each Utility’s respective under-collected ERRA balance as of the last day of the month prior to the Effective Date. This refund mechanism shall not change the amortization period set forth in Section 4.10(b) of this Agreement. 4.13. For the period from the first day of the month of the Effective Date to December 31, 2014, the difference between the Capital-Related Revenue Requirement for SONGS assets provisionally authorized in Decision No. 12-11-051 and the revenue requirement for Base Plant, CWIP, M&S and Nuclear Fuel Investment shall be credited to each Utility’s respective ERRA account. To the extent the difference referenced in the prior sentence is calculated based on a forecast, a true-up will be recorded in ERRA in the first quarter of 2015 to reflect the actual difference. For the period from January 1, 2015 to the date of Utility implements new base rates pursuant to its next GRC decision, such difference will be credited to ERRA (for SCE) and NGBA (for SDG&E). 4.14. Except as expressly provided in this Agreement, all costs recorded in SCE’s SONGSMA, SDG&E’s SONGSBA, and both Utilities’ SONGSOMA shall be recovered in rates and shall not be subject to any disallowance, refund, or any form of reasonableness review by the Commission.

24516122.9 28 4.15. Because this Agreement provides a ratemaking disposition for all costs recorded in SCE’s SONGSMA, SDG&E’s SONGSBA, and both Utilities’ SONGSOMA, these memorandum accounts will not be necessary after the last day of the month prior to the Effective Date and will be terminated by the Utilities as of that day. 4.16. Greenhouse Gas (GHG) Research: Subject to the Commission’s approval of the Agreement, (a) As part of their philanthropic programs, each of SCE and SDG&E agree to work with the University of California Energy Institute (or other existing UC entity, on one or more campuses, engaged in energy technology development) to create a Research, Development, and Demonstration (RD&D) program, whose goal would be to deploy new technologies, methodologies, and/or design modifications to reduce GHG emissions, particularly at current and future generating plants in California. (b) The RD&D program will operate for up to five years following the Commission’s approval of the Tier 2 Advice Letter described in section 4.16(e). (c) SCE will pledge and donate $4 million annually for five years, and SDG&E will pledge and donate $1 million annually for five years, so that the total amounts donated will be $5 million annually for five years. All such donations will be from shareholder funds. (d) Within 60 days of the Effective Date, the Utilities commit to host a meeting with UC representatives and other interested parties with the goal of crafting a Program Implementation Plan (PIP). The Commission’s Energy Division shall provide support in coordinating the meeting. (e) Within 30 days thereafter, the Utilities shall jointly file, and serve, a PIP via a Tier 2 Advice Letter that describes the process for implementation, a proposed schedule and budget, and expected results, applications, and demonstrations. (f) The Utilities will file, and serve, an annual report to the Energy Division to apprise the Commission of the program’s progress towards beta testing of developed technologies, methodologies, and/or design changes. 4.17. Resolution of Consolidated Proceedings (a) The Settling Parties intend for this Agreement to resolve the OII and all Consolidated Proceedings in their entirety. The Settling Parties agree that the Consolidated Proceedings should be resolved as follows in this section of the Agreement (b) A. 13-03-005 (i) The Settling Parties agree that SCE’s testimony in support of A. 13-03- 005 conclusively established that the total cost of the SGRP was $612.1

24516122.9 29 million in 2004 dollars (100% share). The Settling Parties shall not take the position, in any proceeding whatsoever, that SCE spent more than $612.1 million (100% share, 2004$) on the SGRP. (ii) The Settling Parties agree that SCE’s testimony in support of A. 13-03- 005 utilized appropriate inflation indexes to deflate the total cost of the SGRP from nominal dollars to 2004 dollars. This includes the use of the Handy-Whitman index for fabrication and construction costs and the Commission-approved nuclear decommissioning burial escalation rates for burial costs. The Settling Parties shall not take the position, in any proceeding whatsoever, that SCE used inappropriate inflation indexes in its testimony in support of A. 13-03-005. (iii) Because this Agreement provides a ratemaking disposition for all costs described in A. 13-03-005, no further reasonableness review is required. The Settling Parties shall jointly request that the Commission allow SCE to retain all rate revenues collected from customers for the SGRP prior to February 1, 2012, as a resolution of A. 13-03-005. (c) A. 13-03-014 (i) The provisions set forth in Section 4.16(b)(i)-(ii) are incorporated herein as though set forth in their entirety. (ii) Because this Agreement provides a ratemaking disposition for all costs described in A. 13-03-014, no further reasonableness review is required. The Settling Parties shall jointly request that the Commission allow SDG&E to retain all rate revenues collected from customers for the SGRP prior to February 1, 2012, as a resolution of A. 13-03-014. (d) A. 13-01-016 (i) The Settling Parties agree that the costs recorded in SCE’s SONGSMA during the year 2012 were reasonable and prudent to the extent this Agreement provides that SCE shall recover such costs. (ii) None of the Settling Parties will take the position, in any proceeding whatsoever, that any of the costs recorded in SCE’s SONGSMA during 2012 were unreasonable, or should be disallowed, except to the extent that this Agreement provides that such costs be refunded to ratepayers. (iii) Because this Agreement provides a ratemaking disposition for all costs described in A. 13-01-016, no further reasonableness review is required. The Settling Parties shall jointly request that the Commission grant A. 13- 01-016 to the extent that this Agreement provides for rate recovery of the costs recorded in SCE’s SONGSMA during 2012. (e) A. 13-03-013

24516122.9 30 (i) The Settling Parties agree that the costs recorded in SDG&E’s SONGSBA during the year 2012 were reasonable and prudent to the extent this Agreement provides that SDG&E shall recover such costs. (ii) None of the Settling Parties will take the position, in any proceeding whatsoever, that any of the costs recorded in SDG&E’s SONGSBA during 2012 were unreasonable, or should be disallowed, except to the extent that this Agreement provides that such costs be refunded to ratepayers. (iii) Because this Agreement provides a ratemaking disposition for all costs described in A. 13-03-013, no further reasonableness review is required. The Settling Parties shall jointly request that the Commission grant A. 13- 03-013 to the extent that this Agreement provides for rate recovery of the costs recorded in SDG&E’s SONGSBA during 2012. 4.18. In light of this Agreement, the Settling Parties urge the CPUC to withdraw the November 19, 2013, Proposed Decision on Phase 1 and Phase 1A issues. V. GENERAL PROVISIONS AND RESERVATIONS 5.1. The Settling Parties shall use their best efforts to obtain Commission Approval. Following execution of this Agreement, the Settling Parties shall: (a) Jointly file a motion requesting that the Commission: (i) Approve the Agreement in its entirety without change; (ii) Find the Agreement to be reasonable in light of the whole record, consistent with law, and in the public interest; and (iii) Expedite its consideration and approval of the Agreement in order to provide the benefits of the Agreement as soon as possible. (b) Support and mutually defend this Agreement in its entirety until the Commission has issued final approval of the Agreement. (c) Oppose any modifications to this Agreement proposed by any non-settling party to the OII, unless all Settling Parties jointly agree to support such modification. (d) Cooperate reasonably on all submissions, including briefs, necessary to achieve Commission Approval of the Agreement. (e) Review any Commission orders regarding this Agreement to determine if the Commission has changed or modified this Agreement, deleted a term, or imposed a new term in this Agreement. If any Settling Party is unwilling to accept such change, modification, deletion, or addition of a new term, that Settling Party shall so notify the other Settling Parties within 15 days of issuance of the order by the

24516122.9 31 Commission. The Settling Parties shall thereafter promptly discuss each change, modification, deletion, or new term to this Agreement found unacceptable and negotiate in good faith to achieve a resolution acceptable to all Settling Parties and promptly seek Commission approval of the resolution so achieved. Failure to resolve such change, modification, deletion, or new term to this Agreement to the satisfaction of all Settling Parties within 15 days of notification, or to obtain Commission approval of such resolution promptly thereafter, shall entitle any Settling Party to terminate this Agreement through prompt notice to all other Settling Parties. 5.2. In accordance with Rule 12.5, the Settling Parties intend that Commission adoption of this Agreement will constitute a complete resolution of this OII and will have the effect set forth in Rule 12.5 of the Commission’s Rules of Practice and Procedure. 5.3. Since this Agreement represents a compromise by them, the Settling Parties have entered into each stipulation contained in this Agreement on the basis that the stipulation not be construed as an admission or concession by any Settling Party regarding any fact or matter of law at issue in this proceeding. Should this Agreement not be approved in its entirety by the Commission, the Settling Parties reserve all rights to take any position whatsoever with respect to any fact or matter of law at issue in the OII. 5.4. The Settling Parties agree that no signatory to this Agreement or any employee thereof assumes any personal liability as a result of this Agreement. 5.5. If any Settling Party fails to perform its respective obligations under this Agreement, any other Settling Party may come before the Commission to pursue a remedy including enforcement. 5.6. The provisions of this Agreement are not severable. If the Commission, or any court of competent jurisdiction, overrules or modifies as legally invalid any material provision of this Agreement, the Agreement may be considered rescinded, at the discretion of any of the Settling Parties, as of the date such ruling or modification becomes final. 5.7. The Settling Parties acknowledge and stipulate that they are agreeing to this Agreement freely, voluntarily, and without any fraud, duress, or undue influence by any other party. Each Settling Party hereby states that, through its authorized representatives, it has read and fully understands its rights, privileges, and duties under this Agreement, including each Settling Party’s right to discuss this Agreement with its legal counsel and has exercised those rights, privileges, and duties to the extent deemed necessary. 5.8. In executing this Agreement, each Settling Party declares and mutually agrees that the terms and conditions herein are reasonable, consistent with the law, and in the public interest. 5.9. This Agreement constitutes the Settling Parties’ entire agreement on the subject matters addressed herein, which cannot be amended or modified without the express written and signed consent of all the Settling Parties hereto.

24516122.9 32 5.10. None of the provisions of this Agreement shall be considered waived by any Settling Party unless such waiver is given in writing. The failure of a Settling Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of their rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect. 5.11. No Settling Party has relied, or presently relies, upon any statement promise, or representation by any other Settling Party, whether oral or written, except as specifically set forth in this Agreement. Each Settling Party expressly assumes the risk of any mistake of law or fact made by such Settling Party or its authorized representative in entering into this Agreement. 5.12. This Agreement may be executed in up to four separate counterparts by the different Settling Parties hereto with the same effect as if all Settling Parties had signed one and the same document. All such counterparts shall be deemed to be an original and shall together constitute one and the same Agreement. 5.13. This Agreement shall become effective and binding on the Settling Parties as of the Effective Date. However, the provisions of Section 5.1 of this Agreement shall impose obligations on the Settling Parties immediately upon the execution of this Agreement by all of the Settling Parties. 5.14. This Agreement shall be governed by the laws of the State of California as to all matters, including but not limited to, matters of validity, construction, effect, performance, and remedies. 5.15. To the extent this Agreement requires that any Settling Party provide notice to any other Settling Party, such notice shall be in writing and directed to the signatories to this agreement. VI. IMPLEMENTATION OF AMENDED AND RESTATED SETTLEMENT AGREEMENT 6.1. Within 30 days of the Effective Date, the Utilities shall file revised tariff sheets to implement the revenue requirement, accounting procedures, and charges authorized in this Agreement and to incorporate the relevant findings and conclusions of the decision adopting this Agreement. The revised tariff sheets shall become effective on filing, subject to a finding of compliance by the Energy Division, and shall comply with General Order 96-B. Notwithstanding any of the figures set forth in Sections 3.36 – 3.48 of this Agreement, ORA and TURN have the prerogative to review and validate any amounts used by the Utilities to implement the revenue requirement, accounting procedures, and charges authorized in this Agreement, to meet and confer with the Utilities to resolve any concerns, and to protest the advice letters if such concerns are not resolved to their satisfaction. 6.2. The Utilities shall file Tier 2 Advice Letters (which may be combined with Tier 2 Advice Letters proposing consolidated rate changes pursuant to the Utilities’ respective General

Appendix A ILLUSTRATIVE EXAMPLE FOR BASE PLANT AND MATERIALS AND SUPPLIES (M&S) As of February 1, 2012 Base Plant1 $ 622 M&S 99 Regulatory Asset 721 Less: Accumulated Deferred Taxes2 (152) Regulatory Asset, adjusted for deferred taxes 569 Rate of Return 2.95% Return 3,4 $ 17 __________________________ 1 Base Plant excludes nuclear fuel and CWIP 2 Includes deferred taxes associated with nuclear fuel 3 Does not include associated income taxes 4 Calculation of return illustrative for a single point in time; actual calculation will be based on an average CONFIDENTIAL PRELIMINARY AND APPROXIMATE